Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159907

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated May 2, 2011

PROSPECTUS SUPPLEMENT
(to prospectus dated June 11, 2009)

             Shares

Montpelier Re Holdings Ltd.

         % Non-Cumulative Preferred Shares, Series A

                Montpelier Re Holdings Ltd. is offering                        shares of its        % Non-Cumulative Preferred Shares, Series A, $25 liquidation preference per share (the "Preferred Shares").

    •
    We will pay dividends on the Preferred Shares when, as and if declared by our board or directors of a duly authorized committee thereof. Any such dividends will be payable from the date of original issuance on a non-cumulative basis, quarterly in arrears beginning on July 15, 2011. See "Description of Preferred Shares—Dividends."

    •
    So long as any Preferred Shares remain outstanding, no dividend shall be paid or declared on our common shares or any of our other securities ranking junior to the Preferred Shares (other than a dividend payable solely in common shares or in other junior securities), unless the full dividend for the latest completed dividend period on all outstanding Preferred Shares has been declared and paid or provided for.

    •
    We are not allowed to redeem the Preferred Shares before                        , 2016, except in specified circumstances relating to certain tax or corporate events. See "Description of Preferred Shares—Redemption" and "—Tax Redemption."

    •
    On and after                        , 2016, we may, at our option, in whole or in part, redeem the Preferred Shares by paying you $25.00 per Preferred Share, plus any declared and unpaid dividends. Our ability to redeem the Preferred Shares is subject to certain restrictions described under "Description of Preferred Shares—Redemption."

    •
    The Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other securities.

    •
    The Preferred Shares will not have voting rights, except as set forth under "Description of Preferred Shares—Voting Rights."

                We intend to apply to have the Preferred Shares approved for listing on the New York Stock Exchange ("NYSE").

                See "Risk Factors" beginning on page S-12 of this prospectus supplement and on page 2 of the accompanying prospectus to read about important factors you should consider before investing in the Preferred Shares. The Preferred Shares are rated below investment grade and are subject to the risks associated with non-investment grade securities.

	Per Preferred Share		Total
Public Offering Price(1)	$			$(2)
Underwriting Discount		$(3)		$(3)
Proceeds, before expenses, to us	$		$

(1)
The initial offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be                , 2011.

(2)
The underwriters may also purchase up to an additional            Preferred Shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

(3)
The underwriting discount will be $            per Preferred Share for retail orders and $            per Preferred Share for institutional orders. See "Underwriting" beginning on page S-37 of this prospectus supplement for additional discussion regarding underwriting compensation and discounts.

                None of the Securities and Exchange Commission, any state securities commission, the Bermuda Registrar of Companies, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The underwriters expect to deliver the Preferred Shares in book entry form only, through the facilities of The Depository Trust Company against payment in New York, New York on or about                 , 2011.

Sole Book-Running Manager

BofA Merrill Lynch

The date of this prospectus supplement is                        , 2011.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" on page S-43.

              If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

              Unless otherwise specified herein, in this prospectus supplement, we use the terms "the Company," "we," "us" and "our" to refer to Montpelier Re Holdings Ltd. and its subsidiaries. References to "Montpelier Re" refer solely to Montpelier Reinsurance Ltd., a wholly owned Bermuda subsidiary of the Company.

              We are solely responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by the Company. Neither the Company nor the underwriters have authorized anyone to provide you with different or additional information. We do not take any responsibility for any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since then. Neither the Company nor the underwriters are making an offer to sell the Preferred Shares in any jurisdiction where the offer or sale is not permitted.

              Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority ("BMA"), pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, such as our common shares, are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company, including the Preferred Shares described herein, from or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA their permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes. In addition, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement or in the accompanying prospectus.

              Under the Insurance Act 1978 of Bermuda (the "Insurance Act"), where the shares of a parent company, like the Company, of an insurer registered under the Insurance Act (our wholly owned subsidiary, Montpelier Reinsurance Ltd. being such an insurer) are traded on any stock exchange recognised by the BMA (the NYSE is so recognised), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller.

S-ii

FORWARD-LOOKING STATEMENTS

              This prospectus supplement contains forward-looking statements within the meaning of the United States (the "U.S.") federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See "Risk Factors" beginning on page S-12 of this prospectus supplement and on page 2 of the accompanying prospectus for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar meaning generally involve forward-looking statements.

              Important events and uncertainties that could cause our actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including those that may result from changes in climate conditions, including, but not limited to, global temperatures and expected sea levels; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plans of the Company and its subsidiaries effectively; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques; the accuracy of estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in our industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and the impact of foreign currency fluctuations.

              We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

              This summary is not complete and does not contain all the information you should consider. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, the sections entitled "Risk Factors" in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010, and the section entitled "Forward-Looking Statements."

Our Company

              Montpelier Re Holdings Ltd. (the "Company"), through its subsidiaries in Bermuda, the U.S., the United Kingdom (the "U.K.") and Switzerland (collectively "Montpelier"), provides customized and innovative insurance and reinsurance solutions to the global market

              We currently operate through three reportable segments: Montpelier Bermuda, Montpelier Syndicate 5151 and Montpelier U.S. Insurance Company ("MUSIC"). Each of our segments is a separate underwriting platform through which we write insurance and reinsurance business:

  •
  Montpelier Bermuda, which consists of the collective operations of Montpelier Reinsurance Ltd., our wholly owned Bermuda subsidiary;

  •
  Montpelier Syndicate 5151, which consists of the collective operations of:

  •
  Montpelier Syndicate 5151 ("Syndicate 5151"), our wholly owned Lloyd's of London ("Lloyd's") syndicate based in London,

  •
  Montpelier Capital Limited, which serves as Syndicate 5151's sole corporate member,

  •
  Montpelier Underwriting Agencies Limited, our Lloyd's Managing Agent,

  •
  Montpelier Underwriting Services Limited, our wholly owned U.K. support subsidiary, and

  •
  Montpelier Underwriting Inc., our wholly owned U.S. subsidiary, and Montpelier Europa AG, our wholly owned Swiss subsidiary, both acting as Lloyd's Coverholders;

  •
  MUSIC, which consists solely of the operations of Montpelier U.S. Insurance Company, our wholly owned U.S. subsidiary.

    Principal Executive Office

              Our principal executive offices are located at Montpelier House, 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 296-5550. We maintain a website at www.montpelierre.bm where general information about us is available. The information contained on our website is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

              The following is a brief summary of some of the terms of the Preferred Shares and this offering. For a more complete description of the terms of Preferred Shares, see "Description of Preferred Shares" beginning on page S-20 of this prospectus supplement.

Issuer	Montpelier Re Holdings Ltd.
Securities offered
shares of % Non-Cumulative Preferred Shares, Series A (the "Preferred Shares"), 1/6 cent par value per share, with a liquidation preference of $25 per share, of the Company, or Preferred Shares if the overallotment option is exercised in full. We may from time to time elect to issue additional Preferred Shares, and all of the additional shares would be deemed to form a single series with the Preferred Shares.
Option to purchase additional Preferred Shares
The Company has granted to the underwriters an option to purchase up to additional Preferred Shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.
Dividends
Dividends on the Preferred Shares, when, as and if declared by the board of directors of the Company or a duly authorized committee of the board, will accrue and be payable on the liquidation preference amount from the original issue date, on a non-cumulative basis, quarterly in arrears on the 15th day of January, April, July and October of each year (each, a "dividend payment date"), at an annual rate of %. Any such dividends will be distributed to holders of the Preferred Shares in the manner described under "Description of Preferred Shares—Dividends" in this prospectus supplement. Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Preferred Shares are not cumulative. Accordingly, in the event dividends are not declared on the Preferred Shares for payment on any dividend payment date, then such dividends will not accrue and will not be payable. If the board of directors of the Company or a duly authorized committee of the board has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends on the Preferred Shares for such dividend period after the dividend payment date for that dividend period, whether or not dividends on the Preferred Shares are declared for any future dividend period.

We believe that the dividends paid on the Preferred Shares should qualify as "qualified dividend income" if, as is intended, the Preferred Shares are approved for listing on the NYSE. Qualified dividend income paid on or before December 31, 2012 to certain shareholders is generally eligible for long-term capital gain rates. In the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer on or after January 1, 2013 will be taxed at rates applicable to ordinary income. Dividends paid on the Preferred Shares to U.S. corporate shareholders will not be eligible for the dividends-received deduction. There is a risk that dividends, if any, paid prior to the listing of the Preferred Shares on the NYSE may not constitute qualified dividend income.
Dividend Payment Dates
The 15th day of January, April, July and October of each year, commencing on July 15, 2011. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date.
Payment of Additional Amounts and Tax Redemption
Subject to certain limitations, we will pay additional amounts to holders of the Preferred Shares, to make up for any deduction or withholding for any taxes or other charges imposed on dividends or redemption or liquidation amounts we must pay with respect to the Preferred Shares, so that the net amounts paid will be equal to the amounts we would otherwise be required to pay had no such withholding or deduction been required. See "Description of Preferred Shares—Payment of Additional Amounts" in this prospectus supplement. If there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Preferred Shares, at any time in whole or in part from time to time, at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption. See "Description of Preferred Shares—Tax Redemption" in this prospectus supplement.

A "change in tax law" that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of this prospectus supplement, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us, in each case described in (a)-(d) above occurring after the date of this prospectus supplement. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (1) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (2) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (3) any other jurisdiction in which the Company or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
Redemption
On and after , 2016, the Preferred Shares will be redeemable at our option, in whole or in part, at a redemption price equal to $25 per Preferred Share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We may not redeem the Preferred Shares before , 2016, except as described under "Description of Preferred Shares—Tax Redemption" in this prospectus supplement, and except that we may redeem, in whole but not in part before that date at a redemption price of $26 per Preferred Share, plus any declared and unpaid dividends to the date of redemption, if we:

•       submit a proposal to our holders of common shares concerning an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or other similar transaction involving us that, absent such redemption, would require a vote of the holders of our Preferred Shares, voting separately as a single class (alone or with one or more classes or series of preferred shares); or

•       submit any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus supplement (whether by enactment or official interpretation), absent such redemption, would require a vote of the holders of our Preferred Shares, voting separately as a single class (alone or with one or more classes or series of preferred shares).

Our ability to redeem the Preferred Shares as described above or pursuant to certain tax events may be limited by covenants contained in our credit facilities and by the provisions of other agreements we may enter into.
The Preferred Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Preferred Shares.

Under Bermuda law, no redemption of the Preferred Shares may be effected if, on the date that the redemption is to be effected, we have reasonable grounds to believe that we are, or after the redemption would be, unable to pay our liabilities as they become due.
Ranking	The Preferred Shares:

•       will rank senior to our junior shares with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up. Junior shares include our common shares and any other class of shares that rank junior to the Preferred Shares either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up;

•       will rank equally with each other series of shares ranking on parity with the Preferred Shares as to dividends and distributions upon any liquidation or dissolution or winding-up of the Company, which we refer to as parity shares; and

•       will rank junior to any series of shares ranking senior to the Preferred Shares as to dividends and distributions upon any liquidation or dissolution or winding-up of the Company, which we refer to as senior shares.

As of the date of this prospectus supplement, we do not have any parity shares or senior shares, and junior shares consist solely of our common stock.
So long as any Preferred Shares remain outstanding, unless the full dividend for the latest completed dividend period has been declared and paid with respect to all outstanding Preferred Shares:
• no dividend shall be paid or declared on our common shares or other junior shares, other than a dividend payable solely in junior shares; and

•       no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share and (2) through the use of the proceeds of a substantially contemporaneous sale of junior shares.

For any dividend period in which dividends are not paid in full upon the Preferred Shares and any parity shares, all dividends declared for such dividend period with respect to the Preferred Shares and such parity shares shall be declared on a pro rata basis. See "Description of Preferred Shares—Dividends" in this prospectus supplement.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Preferred Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of common shares or other junior shares, a liquidating distribution in the amount of $25 per Preferred Share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Shares and any parity shares then outstanding and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See "Description of Preferred Shares—Liquidation Rights" in this prospectus supplement.
Voting Rights
Holders of the Preferred Shares will have no voting rights, except in the case of certain dividend non-payments, as otherwise required by Bermuda law or the bye-laws of the Company, or as otherwise described in this prospectus supplement and the accompanying prospectus. See "Description of Preferred Shares—Voting Rights" in this prospectus supplement.
Maturity
The Preferred Shares do not have any maturity date, and we are not required to redeem the Preferred Shares. Holders of the Preferred Shares will have no right to have the Preferred Shares redeemed. Accordingly, the Preferred Shares will remain outstanding indefinitely, unless and until we decide to redeem them.
Preemptive Rights	Holders of the Preferred Shares will have no preemptive rights.
Listing	We intend to apply to have the Preferred Shares approved for listing on the NYSE.
Use of proceeds	We intend to use the net proceeds from this offering to support the underwriting activities of our insurance and reinsurance subsidiaries. See "Use of Proceeds."

Risk Factors	You should consider carefully all of the information set forth or referred to in this prospectus supplement and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks related to purchasing the Preferred Shares.
Transfer Agent	Computershare Investor Services, LLC.

RECENT DEVELOPMENTS

              On April 27, 2011, we reported earnings for the first quarter of 2011. Outlined below is a summary of those results. We expect to file our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, with the Securities and Exchange Commission on or before May 6, 2011, which will contain more detailed information than is included below.

    Earnings Overview

              During the first quarter of 2011 we reported a net loss of $104.3 million, or $1.67 per share, compared to net income of $9.9 million, or $0.13 per share, during the first quarter of 2010. Our comprehensive loss for the first quarter of 2011 was $103.8 million and our GAAP combined ratio was 178.8%, compared to comprehensive net income of $5.5 million and a GAAP combined ratio of 123.5% for the first quarter of 2010.

              We ended the first quarter of 2011 with a fully converted tangible book value per share of $23.03, a decrease of 5.7% for the past three months and an increase of 10.0% for the past twelve months, taking into account dividends declared during such periods. Our fully converted tangible book value per share at March 31, 2011 is based on shareholders' equity of $1,472.1 million less intangible assets of $4.7 million divided by 63,724,993 common shares (consisting of 62,347,071 shares outstanding plus 1,377,922 shares issuable upon conversion of outstanding share equivalents). The return for the quarter and for the past twelve months represents the decrease in fully converted tangible book value per share from December 31, 2010 ($24.53) to March 31, 2011 ($23.03), after taking into account dividends declared of $0.10 per share, and the increase in fully converted tangible book value per share from March 31, 2010 ($21.29) to March 31, 2011 ($23.03), after taking into account dividends declared of $0.38 per share.

              The decrease in our net income and fully converted tangible book value per share during the first quarter of 2011 was the result of significant catastrophe losses offsetting our investment results. Our underwriting results for the first quarter of 2011 included $214.3 million in aggregate net losses associated with the March Japanese earthquake, the February New Zealand earthquake and the January Australia floods and Cyclone Yasi, partially offset by $33.6 million of net favorable reserve development on prior year losses. Our underwriting results for the first quarter of 2010 included $103.7 million in aggregate net losses associated with the February Chilean earthquake, partially offset by $24.1 million of net favorable reserve development on prior year losses.

              Net realized and unrealized investment gains experienced during the first quarter of 2011 were $16.6 million compared to $28.8 million of net gains experienced during the first quarter of 2010.

MONTPELIER RE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
Unaudited

(In millions of U.S. dollars, except share amounts)	March 31, 2011	December 31, 2010
Assets
Fixed maturity investments, at fair value (amortized cost: $2,247.7 and $2,270.0)	$2,270.8	$2,289.3
Equity securities, at fair value (cost: $80.0 and $116.9)	122.8	152.9
Other investments (cost: $79.1 and $84.2)	85.7	90.1

Total investments	2,479.3	2,532.3
Cash and cash equivalents	323.1	232.3
Restricted cash	9.9	27.1
Reinsurance recoverable on unpaid losses	68.7	62.4
Reinsurance recoverable on paid losses	2.5	12.9
Insurance and reinsurance premiums receivable	280.1	201.6
Unearned ceded reinsurance premiums	35.1	22.9
Deferred insurance and reinsurance acquisition costs	52.4	45.0
Accrued investment income	16.7	16.2
Unsettled sales of investments	74.4	32.5
Other assets	29.0	34.2

Total Assets	$3,371.2	$3,219.4

Liabilities
Loss and loss adjustment expense reserves	$990.9	$784.6
Debt	327.8	327.7
Unearned insurance and reinsurance premiums	340.0	264.0
Insurance and reinsurance balances payable	46.0	33.8
Unsettled purchases of investments	143.1	108.9
Accounts payable, accrued expenses and other liabilities	51.3	71.6

Total Liabilities	1,899.1	1,590.6

Commitments and contingent liabilities	—	—
Common Shareholders' Equity
Common Shares at 1/6 cent par value per share—authorized 1,200,000,000 shares; issued 64,256,980 and 66,610,232 shares	0.1	0.1
Additional paid-in capital	1,209.6	1,258.7
Treasury shares at cost: 1,909,909 and 2,053,028 shares	(30.3)	(32.7)
Retained earnings	298.4	408.9
Accumulated other comprehensive loss	(5.7)	(6.2)

Total Common Shareholders' Equity	1,472.1	1,628.8

Total Liabilities and Common Shareholders' Equity	$3,371.2	$3,219.4

MONTPELIER RE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
Unaudited

	Three Months Ended March 31,
(In millions of U.S. dollars, except per share amounts)	2011	2010
Revenues
Gross insurance and reinsurance premiums written	$254.1	$274.8
Ceded reinsurance premiums	(27.6)	(12.9)

Net insurance and reinsurance premiums written	226.5	261.9
Change in net unearned insurance and reinsurance premiums	(60.4)	(103.4)

Net insurance and reinsurance premiums earned	166.1	158.5
Net investment income	17.5	18.5
Net realized and unrealized investment gains	16.6	28.8
Net foreign exchange gains (losses)	(2.0)	7.1
Net expense from derivative instruments	(0.6)	(2.9)
Other revenue	—	0.2

Total revenues	197.6	210.2

Expenses
Underwriting expenses:
Loss and loss adjustment expenses	248.4	144.2
Insurance and reinsurance acquisition costs	24.7	22.4
General and administrative expenses	24.0	29.1
Non-underwriting expenses:
Interest and other financing expenses	5.9	6.5

Total expenses	303.0	202.2

Income (loss) before income taxes	(105.4)	8.0
Income tax benefit	1.1	1.9

Net income (loss)	(104.3)	9.9

Change in foreign currency translation	0.5	(1.8)
Reclassification of inception-to-date net unrealized gain from Symetra	—	(2.6)

Comprehensive income (loss)	$(103.8)	$5.5

Basic and diluted earnings (loss) per share	$(1.67)	$0.13

Dividends declared per Common Share	$0.100	$0.090

 GROSS WRITTEN PREMIUMS BY LINE OF BUSINESS

              The following tables present the Company's gross premiums written, by line of business and reportable segment, during the three months ended March 31, 2011 and 2010:

Three Months Ended March 31, 2011	Montpelier Bermuda	Montpelier Syndicate 5151	MUSIC	Corporate and Other(1)	Total
Property Catastrophe—Treaty	$106.4	$25.5	$—	$—	$131.9
Property Specialty—Treaty	14.9	3.9	—	—	18.8
Other Specialty—Treaty	26.9	20.2	—	—	47.1
Property and Specialty Individual Risk	9.6	34.2	12.9	(0.4)	56.3

Total gross premiums written	$157.8	$83.8	$12.9	$(0.4)	$254.1

Three Months Ended March 31, 2010	Montpelier Bermuda	Montpelier Syndicate 5151	MUSIC	Corporate and Other	Total
Property Catastrophe—Treaty	$115.3	$30.3	$—	$—	$145.6
Property Specialty—Treaty	12.3	7.2	—	—	19.5
Other Specialty—Treaty	44.0	22.2	—	—	66.2
Property and Specialty Individual Risk	11.8	23.3	8.6	(0.2)	43.5

Total gross premiums written	$183.4	$83.0	$8.6	$(0.2)	$274.8

(1)
Represents an inter-segment excess-of-loss reinsurance arrangement between MUSIC and Montpelier Syndicate 5151, which is eliminated in consolidation.

RISK FACTORS

              An investment in the Preferred Shares involves the following risks. You should consider carefully these risk factors and also refer to the other information provided in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference, including our "Management's Discussion and Analysis of Financial Condition and Results of Operation" and our financial statements and the related notes which are included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus supplement, as well as the information under the heading "Forward-Looking Statements."

Risk Factors Relating to the Preferred Shares

The Preferred Shares will be rated below investment grade.

              The Preferred Shares will not be investment-grade rated and will be subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities.

General market conditions and unpredictable factors could adversely affect market prices for the Preferred Shares.

              We can provide no assurance about the market prices for the Preferred Shares. Several factors, many of which are beyond our control, will influence the market value of the Preferred Shares. Factors that might influence the market value of the Preferred Shares include, but are not limited to:

  •
  whether dividends have been declared and are likely to be declared on the Preferred Shares from time to time;

  •
  our creditworthiness, financial condition, performance and prospects;

  •
  whether the ratings on the Preferred Shares provided by any ratings agency have changed;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us and/or the insurance or financial markets generally.

If you purchase Preferred Shares, the Preferred Shares may subsequently trade at a discount to the price that you paid for them.

Market interest rates may adversely affect the value of our Preferred Shares.

              One of the factors that will influence the price of our Preferred Shares will be the dividend yield on the Preferred Shares (as a percentage of the price of our Preferred Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Preferred Shares to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of our Preferred Shares to decrease.

Dividends on the Preferred Shares are non-cumulative.

              Dividends on the Preferred Shares are non-cumulative and payable only out of lawfully available funds of the Company under Bermuda law. Consequently, if the Company's board of directors, or a duly authorized committee of the board, does not authorize and declare a dividend for any dividend period, holders of the Preferred Shares would not be entitled to receive any dividend for such period, and no dividend for such period will accrue or ever become payable. The Company will have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if its board of directors, or a duly authorized committee of the board, has not declared a dividend before the related dividend payment date; if dividends on the Preferred Shares are authorized and declared with respect to any subsequent dividend period, the Company will be free to pay dividends on any other series of preferred shares and/or our common shares.

We may not have sufficient cash from our operations to enable us to pay dividends on or to redeem the Preferred Shares following the payment of expenses and the establishment of any reserves.

              We will pay quarterly dividends on the Preferred Shares from funds legally available for such purpose when, as and if declared by our board of directors or a duly authorized committee of the board. We may not have sufficient cash available each quarter to pay dividends. In addition, we may have insufficient cash available to redeem the Preferred Shares. The amount of dividends we can pay or use to redeem Preferred Shares depends upon the amount of cash we generate from our operations that will be available for dividends or to redeem the Preferred Shares, which may fluctuate based on, among other things:

  •
  the level of our operating costs;

  •
  prevailing global and regional economic and political conditions;

  •
  the effect of governmental regulations;

  •
  changes in the basis of taxation of our activities in various jurisdictions;

  •
  our ability to raise additional equity to satisfy our capital needs;

  •
  restrictions under our credit facilities or any debt, including existing restrictions under our credit facilities on our ability to declare or pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default;

  •
  the amount of any cash reserves established by our board of directors; and

  •
  restrictions under Bermuda law, which generally prohibit the payment of dividends other than from retained earnings or while a company is insolvent or would be rendered insolvent by the payment of such a dividend.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items, and our board of directors in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may declare and pay dividends during periods when we record losses and may not declare and pay dividends during periods when we record net income.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

              We are a holding company that conducts substantially all of our operations through our subsidiaries. As a result, our ability to make dividend payments on the Preferred Shares depends primarily upon the receipt of dividends and other distributions from our subsidiaries.

              In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the Preferred Shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the Preferred Shares effectively will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

The Preferred Shares are equity and are subordinate to our existing and future indebtedness.

              The Preferred Shares are equity interests and do not constitute indebtedness. As a result, holders of the Preferred Shares may be required to bear the financial risks of an investment in the Preferred Shares for an indefinite period of time. In addition, the Preferred Shares will rank junior to all of our indebtedness and other non-equity claims with respect to assets available to satisfy our claims, including in our liquidation. As of December 31, 2010, our total consolidated debt was $328.0 million. We may incur additional debt in the future. Our existing and future indebtedness may restrict payments of dividends on the Preferred Shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred shares like the Preferred Shares, (1) dividends are payable only if declared by the board of directors of the Company (or a duly authorized committee of the board) and (2) we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

Your interests in Preferred Shares could be diluted by the issuance of additional shares of preferred stock, including additional Preferred Shares, and by other transactions.

              The issuance of additional preferred stock on a parity with or senior to our Preferred Shares would dilute the interests of the holders of our Preferred Shares, and any issuance of preferred stock senior to our Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Preferred Shares in the event of a liquidation, dissolution or winding-up of the Company. Other than the increase in the dividend that may occur in a circumstance described under "Description of Preferred Shares—Dividends" and "Description of Preferred Shares—Voting Rights" below, none of the provisions relating to our Preferred Shares contains any provisions affording the holders of our Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of our Preferred Shares.

There is no established trading market for the Preferred Shares, listing on the NYSE does not guarantee a market for our Preferred Shares, and the market price and trading volume of our Preferred Shares may fluctuate significantly.

              The Preferred Shares are a new issue with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their Preferred Shares in the secondary market absent redemption by us. Although we intend to apply to have the Preferred Shares approved for listing on the NYSE, we cannot assure you that the NYSE will accept the Preferred Shares for listing. Even if the Preferred Shares are approved for listing by the NYSE, however, an active trading market on the NYSE for the Preferred Shares may not develop or, even if it develops, may not last, in which case the trading price of the Preferred Shares could be adversely affected and your ability to transfer your Preferred Shares will be limited. If an active trading market does develop on the NYSE, the Preferred Shares may trade at prices lower than the offering price. The trading price of the Preferred Shares would depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  the market for similar securities;

  •
  investors' perceptions of us;

  •
  our issuance of debt or preferred equity securities;

  •
  variations in our financial results; and

  •
  our financial condition, results of operations and prospects.

              We have been advised by the underwriters that they intend to make a market in the Preferred Shares pending any listing of the shares on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

The Preferred Shares ratings may be downgraded.

              We have sought to obtain a rating for the Preferred Shares. However, if any ratings are assigned to the Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Preferred Shares. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Preferred Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Preferred Shares.

The voting rights of holders of the Preferred Shares are limited.

              Holders of the Preferred Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Preferred Shares include the right to vote as a class on certain matters as described under "Description of Preferred Shares—Voting Rights" in this prospectus supplement. In addition, if dividends on the Preferred Shares have not been declared or paid for six dividend periods, whether or not consecutive, holders of the outstanding Preferred Shares, together with holders of any other series of parity shares with similar voting rights, will be entitled to vote for the election of two additional directors to our board of directors subject to the terms and to the limited extent described under "Description of Preferred Shares—Voting Rights" in this prospectus supplement.

A classification of the Preferred Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase Preferred Shares.

              The National Association of Insurance Commissioners, or the NAIC, may from time to time, in its discretion, classify securities in insurers' portfolios as either debt, preferred equity or common equity instruments. The NAIC's written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the Preferred Shares may be classified by NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk based capital ("RBC") charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the Preferred Shares as common equity may adversely affect U.S. insurance companies that hold Preferred Shares. In addition, a determination by the NAIC to classify the Preferred Shares as common equity may adversely impact the trading of the Preferred Shares in the secondary market.

Our ability to pay dividends on and to redeem our Preferred Shares is limited by the requirements of Bermuda law.

              Bermuda law limits our ability to pay dividends. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Our subsidiary, Montpelier

Re is subject to additional Bermuda insurance laws and regulatory constraints which will affect its ability to pay dividends to us.

Reduced tax rates for qualified dividend income may not be available in the future.

              We believe that the dividends paid on the Preferred Shares should qualify as "qualified dividend income" if, as is intended, the Preferred Shares are approved for listing on the NYSE. Qualified dividend income paid on or before December 31, 2012 to certain shareholders is generally eligible for long-term capital gain rates. In the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer on or after January 1, 2013 will be taxed at rates applicable to ordinary income. There is a risk that dividends, if any, paid prior to the listing of the Preferred Shares on the NYSE may not constitute qualified dividend income.

The Preferred Shares are subject to our rights of redemption

              On and after                        , 2016, the Preferred Shares will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus declared and unpaid dividends.

              The Preferred Shares are also redeemable at our option at any time prior to                        , 2016, if we have submitted to the holders of our common shares a proposal for arrangement involving the Company that requires, or we have submitted any proposal for any such arrangement that, as a result of any change in Bermuda law after the date of this prospectus supplement that would require, absent such redemption, in either case, a vote of the holders of the Preferred Shares at the time outstanding. Our option to redeem the Preferred Shares under such circumstances shall be in whole at a redemption price of $26.00 per share, plus all declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

              In addition, we may redeem the Preferred Shares at a redemption price equal to $25.00 per share, plus declared and unpaid dividends if there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law. A "change in tax law" would include:

  •
  a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority of (i) Bermuda, any governmental authority of or in Bermuda, (ii) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (iii) any other jurisdiction in which the Company or a successor corporation is organized or generally subject to tax;

  •
  a change in the official application or interpretation of those laws, regulations or rulings;

  •
  any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in clauses (i)-(iii) in the first bullet point above; and

  •
  a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us; in each of the cases described in the bullets points above occuring after the date of this prospectus supplement.

              If we redeem the Preferred Shares in connection with one of the events or circumstances described above, you may not be able to reinvest your proceeds at the same rate of return or at all. See "Description of the Preferred Shares—Redemption" and "Description of the Preferred Shares—Tax Redemption."

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS
OF MONTPELIER RE HOLDINGS LTD.

              The following table sets forth our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference share dividends, for each of the five years ended December 31, 2010, 2009, 2008, 2007 and 2006:

	Years Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	9.7	19.9	—	12.4	14.6
Ratio of earnings to combined fixed charges and preference share dividends	9.7	19.9	—	10.1	10.2

              For the year ended December 31, 2008, our earnings were insufficient to cover fixed charges and combined fixed charges and preference share dividends by $143.5 million and $144.1 million, respectively. This was as a result of significant net realized and unrealized investment losses and a large hurricane loss incurred during that year.

USE OF PROCEEDS

              Our net proceeds from this offering are estimated to be approximately $            , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to support the underwriting activities of our insurance and reinsurance subsidiaries.

CAPITALIZATION

              The following table sets forth the cash and cash equivalents and capitalization of the Company together with its consolidated subsidiaries as of December 31, 2010, (1) on a historical basis and (2) as adjusted to reflect the issuance and sale of the Preferred Shares in this offering, after deducting the underwriting discounts, but before deducting our estimated offering expenses and assuming no exercise of the underwriters' overallotment option.

	As of December 31, 2010
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents(1)	$232.3	$

Debt:
6.125% Senior notes due 2013	228.0		228.0
Trust Preferred Securities due 2036	100.0		100.0

Total Debt	328.0		328.0

Shareholders' Equity
Common Shares, par value 1/6 cent per share—66,610,232 shares issued and outstanding, actual and as adjusted	0.1		0.1
Preferred Shares, par value 1/6 cent per share, offered hereby— issued and outstanding, as adjusted	—
Additional paid-in-capital	1,258.7
Treasury shares at cost: 2,053,028 shares	(32.7)		(32.7)
Retained earnings	408.9		408.9
Accumulated other comprehensive loss	(6.2)		(6.2)

Total Shareholders' Equity(2)	1,628.8

Total Capitalization(3)	$1,956.8	$

Selected ratios:
Ratio of Total Debt to Total Capitalization(4)	16.75%			%
Ratio of Total Debt and Preferred Shares to total capitalization(4)	16.75%			%

(1)
As of March 31, 2011, Cash and cash equivalents was $323.1 million and $            , actual and adjusted.

(2)
As of March 31, 2011, Total Shareholders' Equity was $1,472.1 million and                    , actual and adjusted.

(3)
As of March 31, 2011, Total Capitalization was $1,800.1 million and            , actual and adjusted. Total capitalization is comprised of Total Debt and Total Shareholders' Equity.

(4)
As of March 31, 2011, Ratio of Total Debt to Total Capitalization was 18.21% and            , actual and adjusted and Ratio of Total Debt and Preferred Shares to Total Capitalization was 18.21% and    , actual and adjusted.

DESCRIPTION OF PREFERRED SHARES

              The following description of the particular terms of the      % Non-Cumulative Preferred Shares, Series A ("Preferred Shares") supplements the description of the general terms and provisions of the preference shares set forth under "Description of Share Capital" in the accompanying prospectus. The following summary of the terms and provisions of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of the Company, which we have previously filed with the Securities and Exchange Commission, or SEC, and the Certificate of Designations creating the Preferred Shares, which will be included as an exhibit to documents that we file with the SEC. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this section, "we," "us," "our" and "the Company" mean Montpelier Re Holdings Ltd. and do not include its subsidiaries.

General

              Our board of directors has approved a Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Preferred Shares. The Preferred Shares constitute a series of our authorized preference shares.

              We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Preferred Shares will be fully paid and non-assessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Preferred Shares will not have preemptive or subscription rights to acquire more of our capital shares.

              The Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of ours. The Preferred Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Preferred Shares.

Ranking

              The Preferred Shares will rank senior to our junior shares (as defined herein), junior to our senior shares (as defined herein) and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. As of the date of this prospectus supplement, there is no series or class of shares that is on parity with or senior to the Preferred Shares with respect to payment of dividends and the distribution of assets upon a liquidation, dissolution or winding-up of the Company. Under our bye-laws, our board of directors has the power from time to time to create and issue preference shares of other series and fix their relative rights, preferences and limitations.

Dividends

              Dividends on the Preferred Shares will not be mandatory. Holders of Preferred Shares will be entitled to receive only when, as and if declared by our board of directors or by a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of January, April, July and October of each year, commencing on July 15, 2011. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25.00 per share at an annual rate of        %. In the event that we issue additional Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

              Dividends, if so declared, will be payable to holders of record of the Preferred Shares as they appear on our books on the applicable record date, which shall be December 31, March 31, June 30 and September 30, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our board of directors or by a duly authorized committee of the board that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a "dividend record date"). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.

              A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Shares and will end on and exclude the July 15, 2011 dividend payment date. Dividends payable on the Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.

              Dividends on the Preferred Shares will not be cumulative. Accordingly, if our board of directors, or a duly authorized committee of the board, does not declare a dividend in respect of the Preferred Shares payable for any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on the Preferred Shares or any other preferred shares we may issue in the future.

              So long as any Preferred Shares remain outstanding, unless the full dividend for the latest completed dividend period on all outstanding Preferred Shares has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

              (a)   no dividend shall be paid or declared on our common shares, or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and

              (b)   no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share and (2) through the use of the proceeds of a substantially contemporaneous sale of junior shares).

              As used in this prospectus supplement, "junior shares" means any class or series of our capital shares that ranks junior to the Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. At present, junior shares consist solely of our common shares. As used in this prospectus supplement, "senior shares" means any class or series of our capital shares that ranks senior to the Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. At present, there are no senior shares outstanding.

              When dividends are not paid (or declared and a sufficient sum set aside) in full on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates for the Preferred Shares, on a dividend payment date falling within the related dividend period for the Preferred Shares) upon the Preferred Shares and any parity shares, all dividends declared by our board of directors or a duly authorized committee of the board upon the Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates for the Preferred Shares, on a dividend payment date falling within the related dividend period for the Preferred Shares) shall be declared by the board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Preferred Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates for the Preferred Shares, on a dividend payment date falling within the related dividend period for the Preferred Shares) bear to each other.

              As used in this prospectus supplement, "parity shares" means any class or series of our capital shares that ranks equally with the Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company. As of the date of this prospectus supplement, there are no outstanding classes or series of shares that are parity shares.

              Except as used in the section "Material Tax Considerations," the term "dividend" as used in this prospectus supplement refers to any cash distribution made by us, regardless of whether such distribution constitutes a dividend for U.S. federal income tax purposes.

Certain Bermuda Restrictions on Payment of Dividends

              The Bermuda Companies Act 1981 (the "Companies Act") limits our ability to pay dividends. Under Bermuda law, a company shall not declare and pay dividends if there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us.

Payment of Additional Amounts

              We will make all payments on the Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Preferred Shares such additional amounts as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designations to be then due and payable.

              We will not be required to pay any additional amounts for or on account of:

              (a)   any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preferred Shares or any Preferred Shares presented for payment more than 30 days after the Relevant Date. The "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and is available for payment to holders, and notice to that effect shall have been duly given to the holders of the Preferred Shares;

              (b)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;

              (c)   any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Preferred Shares;

              (d)   any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

              (e)   any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive or any successor to any EU Directive; or

              (f)    any combination of items (a), (b), (c), (d) and (e).

              In addition, we will not pay additional amounts with respect to any payment on any such Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Preferred Shares.

              If there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law occurring after the date of this prospectus supplement, we will also have the option to redeem the Preferred Shares. See "—Tax Redemption."

Liquidation Rights

              Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Preferred Shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common shares or any of our other junior shares, a liquidating distribution in the amount of $25.00 per Preferred Share plus any declared and unpaid dividends. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Preferred Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors. Holders of the Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

              In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of such shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares in respect of which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

              For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

              The Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Except as described below under "—Tax Redemption" or as otherwise set forth below, the Preferred Shares are not redeemable prior to                        , 2016. On and after that date, the Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $25.00 per share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Preferred Shares will have no right to require the redemption of the Preferred Shares.

              The Preferred Shares are also redeemable at our option at any time prior to                        , 2016, if we have submitted to the holders of our common shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving the Company that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus supplement (whether by enactment or official interpretation) that would require, absent such redemption, in either case, a vote of the holders of the Preferred Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preferred shares). Our option to redeem the Preferred Shares under such circumstances shall be for all of the outstanding Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26.00 per Preferred Share, plus all declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

              The redemption price for any Preferred Shares shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in "—Dividends" above.

              Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Preferred Shares, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.

              If the Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that if the Preferred Shares are held in book-entry form through The Depository Trust Company, or "DTC," we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

              (a)   the redemption date;

              (b)   the number of Preferred Shares to be redeemed and, if less than all the Preferred Shares held by such holder are to be redeemed, the number of such Preferred Shares to be redeemed from such holder;

              (c)   the redemption price; and

              (d)   that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Preferred Shares for payment of the redemption price.

              If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Preferred Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Preferred Shares, such Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Preferred Shares will terminate, except the right to receive the redemption price, without interest.

              In case of any redemption of only part of the Preferred Shares at the time outstanding, the Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

              Our ability to redeem the Preferred Shares as described above or pursuant to a tax event, as described below under "—Tax Redemption," will be limited by the terms of our agreements governing our indebtedness and by the provisions of other agreements that we may enter into.

              Under Section 42 of the Companies Act, we may not redeem our preference shares (including the Preferred Shares) at any time if we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Our memorandum of association provides that a minimum issued share capital of $12,000 must always be maintained.

Tax Redemption

              We will have the option to redeem for cash the Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under "—Redemption" above, at a redemption price of $25.00 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if as a result of a "change in tax law" there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Preferred Shares and the payment of those additional amounts cannot be avoided by the use of reasonable measures available to us (or any successor corporation).

              A "change in tax law" that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of this prospectus supplement, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us, in each case described in (a)-(d) above occurring after the date of this prospectus supplement. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (1) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (2) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (3) any other jurisdiction in which the Company or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

              In addition, we will have the option to redeem for cash any or all Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth under "—Redemption" above, at a redemption price of $25.00 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease and the payment of those additional amounts cannot be avoided by the use of reasonable measures available to such entity.

Voting Rights

              Except as provided below, the holders of the Preferred Shares will have no voting rights.

              Whenever dividends on any Preferred Shares shall not have been declared and paid in an aggregate amount equivalent to six full quarterly dividends on all of the Preferred Shares then outstanding, whether or not for consecutive dividend periods (a "nonpayment event"), the holders of the Preferred Shares, voting together as a single class with holders of any and all other series of parity shares, will have the right to elect two additional directors to our board of directors (the "Preferred Shares Directors"), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Each Preferred Shares Director will be added to an already existing class of directors. The number of Preferred Shares Directors shall never be more than two at any one time.

              Whenever such special voting power of the holders of Preferred Shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of Preferred Shares to elect members of our board of directors will continue until such time as dividends have been paid in full (or declared and a sum sufficient for payment shall have been set aside) for at least four dividend periods, whether or not consecutive, following a nonpayment event, at which time that special right will terminate, subject to revesting in the event of each and every nonpayment event.

              At any time when such special voting power has vested in the holders of any such Preferred Shares and any parity shares as described in the preceding paragraph, the President or the Chairman will, upon the written request of the holders of record of at least 20% of the Preferred Shares and any parity shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such Preferred Shares and any parity shares for the purpose of electing the directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election shall be held only at such next annual meeting or special general meeting of shareholders, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 20% of such preference shares may designate in writing one of their number to call such a special general meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

              Any holder of the Preferred Shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period of 90 days immediately preceding the date fixed for the next annual general meeting or special general meeting of common shareholders.

              At any annual or special general meeting at which the holders of the Preferred Shares and any parity shares have the special right to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum for the election of any director by the holders of the Preferred Shares and such other parity shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of the Preferred Shares and any parity shares will not prevent the election of directors other than those to be elected by the Preferred Shares and any parity shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such Preferred Shares and any parity shares, voting as a class.

              During any period in which the holders of the Preferred Shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to our bye-laws. During such period the directors so elected by the holders of the Preferred Shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such Preferred Share holders or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of the Preferred Shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of the Preferred Shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of the Preferred Shares will terminate.

              The rights attached to the Preferred Shares may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued Preferred Shares or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the Preferred Shares held in accordance with Section 47(7) of the Companies Act. Pursuant to our bye-laws, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such common share. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the Preferred Shares would be required (voting as a separate class, if the amalgamation agreement contains a provision that would constitute a variation of the rights of the Preferred Shares) in addition to shareholder approval pursuant to the Companies Act. In addition, holders of the Preferred Shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.

              On any item on which the holders of the Preferred Shares are entitled to vote, such holders will be entitled to one vote for each Preferred Share held.

              Without the consent of the holders of the Preferred Shares, so long as such action does not affect the special rights, preferences, privileges and voting powers of the Preferred Shares, taken as a whole, we may amend, alter, supplement or repeal any terms of the Preferred Shares:

              (a)   to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Preferred Shares that may be defective or inconsistent; or

              (b)   to make any provision with respect to matters or questions arising with respect to the Preferred Shares that is not inconsistent with the provisions of the Certificate of Designations.

              The foregoing voting provisions will not apply with respect to the Preferred Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Preferred Shares to effect such redemption.

Conversion

              The Preferred Shares are not convertible into or exchangeable for any other securities or property of the Company.

Listing of the Preferred Shares

              We intend to apply to have the Preferred Shares approved for listing on the NYSE.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

              Computershare Investor Services, LLC will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Shares.

Book-Entry; Delivery and Form

              The Preferred Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the Preferred Shares except in limited circumstances. The global securities will be issued to DTC, the depository for the Preferred Shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Preferred Shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

              DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

              We will wire dividend payments to DTC's nominee and we will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

              Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

              Preferred Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

              (a)   DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

              (b)   we determine not to require all of the Preferred Shares to be represented by global securities.

              If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Preferred Shares at its corporate office.

MATERIAL TAX CONSIDERATIONS

              The following summary of the taxation of the holders of our Preferred Shares is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The summary is based upon current law and is for general information only. The tax treatment of a holder of our Preferred Shares, or of a person treated as a holder of our Preferred Shares for U.S. federal income tax purposes, may vary depending on the holder's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of our Preferred Shares.

Taxation of the Company and Montpelier Re

Bermuda Taxation

              Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. The Company and Montpelier Re have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the Company and Montpelier Re or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. By the Exempted Undertaking Tax Protection Amendment Act 2011 this assurance was extended until 31 March 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to the Company and Montpelier Re. The Company and Montpelier Re each pay annual Bermuda government fees, and Montpelier Re pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Taxation of Holders of Preferred Shares

Bermuda Taxation

Taxation of Shareholders

Currently, there is no Bermuda withholding tax on dividends paid by Montpelier Re Holdings Ltd.

U.S. Taxation

              The following is a discussion of the material U.S. federal income tax consequences of purchasing, owning and disposing of Preferred Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire such shares. The discussion applies only if you purchase Preferred Shares for cash at the stated offering price and you hold such shares as capital assets for tax purposes. It does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers and traders in securities or foreign currencies;

  •
  persons holding shares as part of a hedge, straddle, conversion transaction or other integrated transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  persons liable for the alternative minimum tax;

  •
  tax-exempt organizations; or

  •
  except as explicitly stated below, persons that own or are deemed to own ten percent or more of our or Montpelier Re's voting shares.

This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of Preferred Shares in your particular circumstances.

U.S. Federal Income Taxation of U.S. Holders

              The discussion below applies to you only if you are a U.S. Holder. A "U.S. Holder" is a beneficial owner of Preferred Shares that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the U.S.;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds Preferred Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Preferred Shares, you should consult your tax advisor.

Taxation of Dividends

              Subject to the discussions below relating to the potential application of the controlled foreign corporation ("CFC"), related person insurance income ("RPII") and passive foreign investment company ("PFIC") rules, cash distributions, if any, made with respect to the Preferred Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as computed under U.S. tax principles). We believe that the dividends paid on the Preferred Shares should qualify as "qualified dividend income" if, as is intended, the Preferred Shares are approved for listing on the NYSE. Qualified dividend income paid on or before December 31, 2012 to certain noncorporate shareholders is generally eligible for long-term capital gain rates. In the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer on or after January 1, 2013 will be taxed at rates applicable to ordinary income. There is a risk that dividends, if any, paid prior to the listing of the Preferred Shares on the NYSE may not constitute qualified dividend income. Any dividend on our Preferred Shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. To the extent the distributions exceed our earnings and profits, they will be treated first as a return of the shareholder's basis in the Preferred Shares to the extent thereof, and then as gain from the sale of a capital asset, subject to the discussions below regarding the potential application of the CFC, RPII and PFIC rules.

Controlled Foreign Corporations

              A foreign corporation is considered a CFC if, on any day of the foreign corporation's taxable year, 10% U.S. Shareholders (as defined below) own (directly, indirectly through foreign entities or by attribution by application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account certain insurance income, the term CFC also generally includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of voting stock or more than 25% of the total value of all the stock is owned by 10% U.S. Shareholders. A "10% U.S. Shareholder" is a U.S. person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. Because of the provisions in our organizational documents that limit voting power and other factors, we do not believe that any U.S. person who acquires shares of Montpelier Re Holdings Ltd. in an offering pursuant to this prospectus should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of voting stock of Montpelier Re Holdings Ltd. or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

              Each 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. "Subpart F income" of a foreign insurance corporation typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income).

Related Person Insurance Income

              A different definition of CFC is applicable in the case of a foreign corporation which earns RPII. RPII is any "insurance income" (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII Holder" (as defined below) or a "related person" to such a holder. For purposes of inclusion of the RPII of Montpelier Re in the income of U.S. Holders, the term "RPII Holder" includes any U.S. person who owns directly or indirectly any amount of our shares, and we will be treated as a controlled foreign corporation for RPII purposes (a "RPII CFC") if, on any day of our taxable year, such persons are treated as owning 25% or more of our shares by vote or value. In general, U.S. Holders will be treated as RPII Holders. Generally, the term "related person" for purposes of the RPII rules means a person who controls or is controlled by the RPII Holder or who is controlled by the same person or persons that control the RPII Holder. Control is measured by either more than 50% in value or more than 50% in voting power of stock, applying certain constructive ownership principles.

              The special RPII rules will not apply to Montpelier Re if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly) less than 20% of the voting power and less than 20% of the value of the shares of Montpelier Re (the "RPII 20% ownership exception") or (ii) RPII, determined on a gross basis, is less than 20% of Montpelier Re's gross insurance income for the taxable year (the "RPII 20% gross income exception"). While there can be no assurance, we believe that Montpelier Re's gross RPII as a percentage of gross insurance income will be below the 20% threshold for the foreseeable future.

              For any year in which Montpelier Re's gross RPII is 20% or more of its gross insurance income for the year and no other exception to application of the RPII rules applies, we may also seek information from our shareholders as to whether direct or indirect owners of shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons; to the extent we are unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all known RPII Holders.

              If, as believed, Montpelier Re's RPII is less than 20% of its gross insurance income, U.S. Holders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a U.S. Holder, if any, will be based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

              Every U.S. Holder who owns (directly or indirectly) Preferred Shares on the last day of any taxable year of Montpelier Re in which (i) Montpelier Re was a RPII CFC for an uninterrupted period of 30 days or more, (ii) Montpelier Re's gross insurance income constituting RPII for that year equals or exceeds 20% of its gross insurance income and (iii) Montpelier Re's direct and indirect insureds and persons related to such insureds are treated as owning (directly or indirectly) 20% or more of the voting power or value of our shares, should expect that for such year the U.S. Holder will be required to include in gross income its share of Montpelier Re's RPII for the portion of the taxable year during which we were a RPII CFC, whether or not distributed, even though it may not have owned the shares throughout such period. A U.S. Holder who owns (directly or indirectly) Preferred Shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of our RPII. The U.S. Holder's share of the RPII for the portion of the taxable year during which Montpelier Re was a RPII CFC will be determined as if all such RPII were distributed proportionately only to such RPII Holders at that date, but limited by each such RPII Holder's share of our current-year earnings and profits as reduced by the RPII Holder's share, if any, of certain prior-year deficits in earnings and profits.

              A U.S. Holder's tax basis in its Preferred Shares will be increased by the amount of any RPII that the holder includes in income. The holder may exclude from income the amount of any distributions by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The U.S. Holder's tax basis in its Preferred Shares will be reduced by the amount of such distributions that are excluded from income.

Sale, Exchange or Other Disposition of Preferred Shares

              Subject to the discussions below relating to the redemption of Preferred Shares and to the potential application of the CFC, RPII and PFIC rules, U.S. Holders of Preferred Shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Preferred Shares. Capital gains of non-corporate U.S. holders in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

              A redemption of the Preferred Shares will be treated under section 302 of the Code as a dividend if we have sufficient earnings and profits, unless the redemption satisfies one of the tests set forth in section 302(b) of the Code enabling the redemption to be treated as a sale or exchange, subject to the discussion herein relating to the potential application of the CFC, RPII and PFIC rules. Under the relevant Code section 302(b) tests, the redemption should be treated as a sale or exchange only if it (1) is substantially disproportionate, (2) constitutes a complete termination of the holder's stock interest in us or (3) is "not essentially equivalent to a dividend." In determining whether any of these tests are met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. It may be more difficult for a U.S. Holder who owns, actually or constructively by operation of the attribution rules, any of our other shares to satisfy any of the above requirements. The determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to a particular holder of the Preferred Shares depends on the facts and circumstances as of the time the determination is made.

              Section 1248 of the Code generally provides that if a U.S. person sells or exchanges stock in a foreign corporation and such person is a 10% U.S. Shareholder at any time during the 5-year period ending on the date of the sale or exchange when such foreign corporation was a CFC, any gain from such sale or exchange may be treated as dividend income to the extent of the CFC's earnings and profits attributable to such shares during the period that the shareholder held the shares (with certain adjustments). A 10% U.S. Shareholder will be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

              Section 953(c)(7) of the Code provides that Section 1248 dividend treatment also applies to the sale or exchange of shares by U.S. persons that are direct or indirect shareholders in a foreign corporation characterized as a RPII CFC if the foreign corporation would be treated as an insurance company if it were a U.S. corporation, regardless of whether such shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception, to the extent of the RPII Holder's share of the corporation's earnings and profits during the period that the RPII Holder held the shares (with certain adjustments) and while such entity was a RPII CFC. A RPII Holder may in certain circumstances be required to report a disposition of shares of a RPII CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. Existing U.S. Treasury Department regulations in proposed form do not address whether these rules would apply when the foreign corporation (such as Montpelier Re Holdings Ltd.) is not a RPII CFC but the foreign corporation has a subsidiary (such as Montpelier Re) that is a RPII CFC or that would be taxed as an insurance company if it were a domestic corporation.

              We intend to take the position that these rules will not apply to dispositions of Preferred Shares because Montpelier Re Holdings Ltd. will not be directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of shares such as the Preferred Shares.

Tax-Exempt Shareholders

              Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S Shareholder or a RPII Holder also must file IRS Form 5471 in the circumstances described above.

Passive Foreign Investment Companies

              In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For purposes of the PFIC test, passive income generally includes interest, dividends, annuities and other investment income.

              Based on the nature and composition of our income, assets and business, we believe that Montpelier Re Holdings Ltd. is not a PFIC for U.S. federal income tax purposes. The PFIC provisions contain a look-through rule under which a foreign corporation is treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the value of the stock. Accordingly, for purposes of determining whether Montpelier Re Holdings Ltd. is a PFIC, Montpelier Re Holdings Ltd. will be treated as if it received the income of and held the assets of Montpelier Re. The PFIC statutory provisions contain special rules for corporations engaged in the "active conduct of an insurance business"; however, there are no regulations interpreting the application of the PFIC rules to an insurance company and there is no explicit guidance on the application of these provisions to our situation. Regulations interpreting these rules may be forthcoming and could have a negative impact on a U.S. Holder who holds Preferred Shares. Because of the uncertainty in the proper application of these rules and because PFIC status depends upon the composition of a company's income and assets and the market value of its assets (including, among others, less than 25 percent-owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

              If we were to be treated as a PFIC for any taxable year, gain recognized by a U.S. Holder on a disposition of our Preferred Shares would be allocated ratably over the U.S. Holder's holding period for such shares. The amounts allocated to the taxable year of the disposition and to any year before we became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect during such year for individuals or corporations, as appropriate, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of our Preferred Shares in excess of 125 percent of the average of the annual distributions on such shares received by the U.S. Holder during the preceding three years or the U.S. Holder's holding period, whichever is shorter, would be subject to taxation as described above. In addition, if we and Montpelier Re were treated as PFICs, U.S. Holders of our Preferred Shares could, under proposed Treasury Department regulations, be subject to taxation as described above upon our sale of Montpelier Re stock or our receipt of a distribution paid from Montpelier Re. Certain elections may be available (including a mark to market election and a qualified electing fund election) to U.S. persons that may mitigate the adverse consequences resulting from PFIC status. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with all necessary information in order to make the qualified electing fund election. Each U.S. Holder who is considering an investment in Preferred Shares should consult its tax advisor as to the effects of the rules regarding the mark to market and qualified electing fund elections.

Foreign Tax Credit

              In the event that U.S. persons own at least 50% of our shares, only a portion of the dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitation. It is likely that substantially all of any RPII and dividends that are foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding

              Under certain circumstances, U.S. Holders owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII Holder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC.

              Information returns may be filed with the IRS in connection with payments on the Preferred Shares and the proceeds from a sale or other disposition of such shares. A U.S. Holder may be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

              A beneficial owner of our Preferred Shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to herein as a "non-U.S. Holder".

Distributions

              In general, a non-U.S. Holder is not subject to U.S. federal income tax on distributions received from us with respect to our Preferred Shares unless the distributions are effectively connected with the non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Holder maintains in the United States).

Sale, Exchange or Other Disposition

              In general, a non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the disposition of our Preferred Shares unless (i) such gain is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the shareholder maintains in the United States) or (ii) the shareholder is an individual who is present in the United States for 183 days or more during the taxable year in which those shares are disposed (and certain other requirements are met).

Backup Withholding and Information Reporting

              Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States or through a broker that is a U.S. person or that has certain connections to the United States by certifying their status on an IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

              Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against his liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing U.S. federal income tax return with the IRS.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Preferred Shares set forth opposite its name below.

Underwriter	Number of Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Preferred Shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              We will pay an underwriting discount of $            per Preferred Share for retail orders and an underwriting discount of $            per Preferred Share for certain institutional orders. The following table shows the total underwriting discounts and commissions that we are to pay the underwriters in connection with this offering based on an average weighted underwriting discount for retail and institutional sales. The information below assumes no exercise by the underwriters of their overallotment option.

Per Preferred Share	$
Total	$

              The representative has advised us that the underwriters propose initially to offer the Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per Preferred Share. Any underwriter may allow, and any dealer may reallow, a discount not in excess of $            per Preferred Share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Preferred Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

              The expenses of the offering, not including the underwriting discount, are estimated at $580,000 and are payable by us.

Overallotment Option

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to               additional Preferred Shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Preferred Shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              We have agreed not to sell or transfer any Preferred Shares or securities convertible into, exchangeable for, exercisable for, or repayable with Preferred Shares, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Preferred Shares (or any securities convertible into shares of Preferred Shares), or

  •
  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Preferred Shares, whether any such swap or transaction is to be settled by delivery of Preferred Shares or other securities, in cash or otherwise.

              This lock-up provision applies to Preferred Shares and to securities convertible into or exchangeable or exercisable for or repayable with Preferred Shares.

New York Stock Exchange

              We intend to apply to have the Preferred Shares approved for listing on the New York Stock Exchange ("NYSE").

Price Stabilization, Short Positions

              Until the distribution of the Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Preferred Shares. However, the representative may engage in transactions that stabilize the price of the Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell the Preferred Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Preferred Shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters'

overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing Preferred Shares in the open market. In determining the source of Preferred Shares to close out the covered short position, the underwriters will consider, among other things, the price of Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Preferred Shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Preferred Shares or preventing or retarding a decline in the market price of our Preferred Shares. As a result, the price of our Preferred Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement Cycle

              It is expected that delivery of the Preferred Shares will be made through the facilities of DTC on or about                        , 2011, which will be the                         business day following the initial sale of the Preferred Shares (this settlement cycle being referred to as "T+    "). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Shares prior to the                        business day before the delivery of the Preferred Shares will be required, by virtue of the fact that the Preferred Shares initially will settle on a delayed basis, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of Preferred Shares may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

    provided that no such offer of Preferred Shares shall require us or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any Preferred Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any Preferred Shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the Preferred Shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any Preferred Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Preferred Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Preferred Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

              We, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

              This prospectus has been prepared on the basis that any offer of Preferred Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Preferred Shares. Accordingly any person making or intending to make an offer in that Relevant Member State of Preferred Shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Preferred Shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe the Preferred Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the

Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              The Preferred Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Preferred Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the Preferred Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of Preferred Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Preferred Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus. The Preferred Shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Preferred Shares or therein, offered should conduct their own due diligence on the Preferred Shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

              Certain matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, with respect to U.S. Federal and New York State law, and by Appleby with respect to Bermuda law. Dewey & LeBeouf LLP will pass upon certain matters for the underwriters. Dewey & LeBeouf LLP has in the past performed, and continues to perform, legal services for us.

EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  Our definitive Proxy Statement filed on March 28, 2011; and

  •
  Our Current Report on Form 8-K filed on February 24, 2011.

              To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address: Montpelier Re Holdings Ltd., Montpelier House, 94 Pitt's Bay Road, Hamilton, HM 08, Bermuda, (441) 296-5550.

PROSPECTUS

Montpelier Re Holdings Ltd.

Common shares, preference shares, debt securities, warrants to purchase common shares, warrants to purchase preference shares,
and warrants to purchase debt securities

Common Shares Offered by the Selling Shareholders to be
named in a Prospectus Supplement

        We may offer and sell from time to time:

  •
  common shares, which we would expect to list on the New York Stock Exchange;

  •
  preference shares, the terms and series of which would be described in the related prospectus supplement;

  •
  senior debt securities;

  •
  subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

  •
  warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

  •
  warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

        In addition, the selling shareholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our common shares. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

        We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Investing in these securities involves certain risks. See "Risk Factors" on page 2 herein, and beginning on page 25 of our annual report on Form 10-K for the year ended December 31, 2008 and on page 59 of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009, both of which are incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contains a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

        We and, if applicable, certain of our selling shareholders may sell these securities to or through underwriters and also directly to other purchasers, through dealers or through agents. The names of any underwriters, dealers or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

        Our common shares are traded on the New York Stock Exchange under the symbol "MRH". Other than for our common shares, there is no market for the other securities we may offer.

        None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

        The date of this prospectus is June 11, 2009.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        Specific consent has been granted by the Bermuda Monetary Authority in regard to the issue and transfer of our offered securities (as a Bermuda exempted company) to and between residents or non-residents of Bermuda for exchange control purposes, which specific consent allows us to freely issue and transfer our offered securities to and between residents or non-residents of Bermuda for exchange control purposes, provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Any person, who obtains 10% or more, 20% or more, 33% or more or 50% or more of our shares is required under the Insurance Act 1978 of Bermuda to

i

notify the Bermuda Monetary Authority of such shareholding, not later than forty-five days after the person obtains 10% or more, 20% or more, 33% or more or 50% or more of our shares. Prior to an offering, this prospectus, together with any accompanying prospectus supplement, will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such specific consent, for exchange control purposes and in accepting this prospectus, together with any accompanying prospectus supplement, for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

        References in this prospectus to "dollars" or "$" are to the lawful currency of the United States of America, unless the context otherwise requires.

ii

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") using a "shelf" registration process, relating to the common shares, preference shares, debt securities and warrants described in this prospectus. This means:

  •
  we may issue any combination of securities covered by this prospectus from time to time;

  •
  we will provide a prospectus supplement each time these securities are offered pursuant to this prospectus;

  •
  certain of our shareholders may from time to time offer an undetermined amount of their securities using this prospectus, and those shareholders will provide a prospectus supplement each time they do so; and

  •
  the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information". In this prospectus, references to the "Company", "we", "us" or "our" refer to Montpelier Re Holdings Ltd. and its subsidiaries. References to "Montpelier Re" refer solely to Montpelier Reinsurance Ltd., its wholly owned Bermuda subsidiary.

iii

MONTPELIER RE HOLDINGS LTD.

        We were incorporated as an exempted Bermuda limited liability company under the laws of Bermuda on November 14, 2001. Through our subsidiaries in Bermuda, the United States (the "U.S."), the United Kingdom (the "U.K.") and Switzerland, we provide customized and innovative reinsurance and insurance solutions to the global market.

        At March 31, 2009 and December 31, 2008, we had $2,958.8 million and $2,797.6 million of consolidated total assets, respectively, and shareholders' equity of $1,437.3 million and $1,357.6 million, respectively.

        We currently operate through four operating segments, each of which is a separate underwriting platform through which we write reinsurance and insurance business:

  •
  Montpelier Bermuda, which consists of the collective operations of Montpelier Reinsurance Ltd., our wholly-owned Bermuda subsidiary, and of Montpelier Marketing Services Limited, our wholly-owned U.K. marketing subsidiary;

  •
  Montpelier Syndicate 5151, which consists of the collective operations of:

  •
  Montpelier Syndicate 5151 ("Syndicate 5151"), our wholly-owned Lloyd's of London ("Lloyd's") syndicate based in London,

  •
  Montpelier Capital Limited, which serves as Syndicate 5151's sole corporate member,

  •
  Montpelier Underwriting Agencies Limited, our Lloyd's Managing Agent,

  •
  Montpelier Underwriting Services Limited, our wholly-owned U.K. support subsidiary, and

  •
  Montpelier Underwriting Inc., our wholly-owned U.S. subsidiary, and Montpelier Europa AG, our wholly-owned Swiss subsidiary, both acting as Lloyd's Coverholders;

  •
  MUSIC, which consists solely of the operations of Montpelier U.S. Insurance Company ("MUSIC"), our wholly-owned U.S. subsidiary; and

  •
  Blue Ocean, which consists of the collective operations of Blue Ocean Re Holdings Ltd. ("Blue Ocean") and Blue Ocean Reinsurance Ltd. ("Blue Ocean Re"). Blue Ocean is a wholly owned Bermuda subsidiary that acts as a holding company for Blue Ocean Re, which was deregistered as a Bermuda insurer and amalgamated into Blue Ocean with effect in 2009.

        Our principal executive offices are located at Montpelier House, 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 296-5550. We maintain a website at www.montpelierre.bm where general information about us is available. We are not incorporating the contents of the website into this prospectus.

        For further information regarding Montpelier Re Holdings Ltd., including financial information, you should refer to our recent filings with the Commission.

 RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus (see page 51). The risks and uncertainties we describe are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS OF
MONTPELIER RE HOLDINGS LTD.

        The following table sets forth our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference share dividends for the three months ended March 31, 2009 and each of the years ended December 31, 2008, 2007, 2006, 2005 and 2004:

	Three Months Ended March 31, 2009
		Years Ended December 31,
		2008(1)	2007	2006	2005(2)	2004
Earnings (loss) before income taxes	$51.3	$(143.5)	$347.8	$342.3	$(752.9)	$240.4
Fixed charges:
Interest component of rent expense	0.3	1.3	0.9	0.7	0.3	0.3
Interest on senior unsecured debt	3.8	15.3	15.3	15.3	15.3	15.3
Interest on junior subordinated debt	2.1	8.7	8.7	8.6	—	—
Interest on secured debt of Blue Ocean	—	0.2	5.6	0.5	—	—

Total fixed charges	$6.2	$25.5	$30.5	$25.1	$15.6	$15.6
Preference share dividends:
Preferred dividends of Blue Ocean	—	0.6	7.0	10.8	—	—
Earnings:(3)
Earnings (loss) before income taxes plus fixed charges	$57.5	$(118.0)	$378.3	$367.4	$(737.3)	$256.0
Ratio of earnings to fixed charges	9.3	—	12.4	14.6	—	16.4
Ratio of earnings to combined fixed charges and preference share dividends	9.3	—	10.1	10.2	—	16.4

(1)
For the year ended December 31, 2008, our earnings were insufficient to cover fixed charges and combined fixed charges and preference shares dividends by $143.5 million and $144.1 million, respectively. This was a result of net realized and unrealized investment losses and a large loss incurred with respect to Hurricane Ike.

(2)
For the year ended December 31, 2005, our earnings were insufficient to cover fixed charges by $752.9 million. This was as a result of large losses incurred with respect to Hurricanes Katrina, Rita and Wilma.

(3)
For purposes of computing these ratios, our earnings prior to June 2008, the date we acquired all the outstanding share capital of Blue Ocean, consist of our net income after deducting net income attributable to noncontrolling interests in Blue Ocean.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference to this prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See "Risk Factors" on page 2 herein for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. In particular, statements using words such as "may", "should", "estimate", "expect", "anticipate", "intend", "believe", "predict", "potential", or words of similar import generally involve forward-looking statements.

        Important events and uncertainties that could cause our actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes, in particular catastrophes that are weather-related; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plans of Syndicate 5151 and MUSIC effectively; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques; the accuracy of estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our reinsurance and insurance operating subsidiaries; and the impact of foreign currency fluctuation.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions, to refinance existing indebtedness and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any proceeds from the sale of common shares by the selling shareholders to be named in a Prospectus Supplement.

DESCRIPTION OF SHARE CAPITAL

        The following is a summary of certain provisions of our memorandum of association and bye-laws, our shareholders agreement and the registration rights agreement entered into with certain shareholders, and is qualified in its entirety by reference to those documents. Because this summary is not complete, you should refer to our memorandum of association and bye-laws, the shareholders agreement and the registration rights agreement for complete information regarding their respective provisions. A copy of each of these documents is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Share Capital

        As of June 11, 2009, our memorandum of association and bye-laws provide that our authorized share capital is $2,000,000 consisting of 1,200,000,000 common shares, 1/6 cent par value per share, of which 87,448,434 common shares were issued and 86,329,283 common shares were outstanding. Under certain circumstances, we have the right to purchase all or a portion of our common shares held by shareholders at their Fair Market Value as defined in our bye-laws, and we have the right to acquire such shares as Treasury Shares as defined in our bye-laws. As of June 11, 2009, there were approximately 109 million holders of record of our common shares. Our bye-laws permit our Board to subdivide our authorized share capital by creating additional classes of shares, including any preference shares we may issue, which will be described in the applicable prospectus supplement. The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and bye-laws, the shareholders agreement and the registration rights agreement.

Common Shares

        Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

        In December 2001, we entered into a shareholders agreement with all of the shareholders who purchased their shares in a private placement of our common shares. Many provisions of this agreement terminated when we became a publicly traded company in October 2002. Certain of our shareholders who are a party to the shareholders agreement, however, have retained rights under the shareholders agreement relating to the registration of their restricted shares.

        Pursuant to the shareholders agreement, our initial investors, except for those investors who are currently entitled to sell shares under Rule 144(k) of the Securities Act of 1933, as amended (the "Securities Act"), continue to have certain demand registration rights. Subject to exceptions, such shareholders may request that we file a registration statement under the Securities Act covering their shares, subject to certain minimum offering size requirements. Upon receipt of any such request, we generally will be required to use our best efforts to effect such registration. We are not required to effect any registration requested by any such shareholders if we have effected two or more registration statements for such shareholders or if we have effected any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months prior to such request. Subject to exceptions, we are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of such registrations.

        Pursuant to the shareholders agreement, our initial investors, except for those investors who are currently entitled to sell shares under Rule 144(k) of the Securities Act, have certain "piggyback" registration rights with respect to our common shares. Accordingly, if we propose to register any of our securities, either for our own account or for the account of other shareholders, with certain exceptions, we are required to notify such shareholders and to include in such registration all the common shares requested to be included by them, subject to rejection of such shares under certain circumstances by an underwriter.

        In addition, on May 25, 2006, we entered into a registration rights agreement with certain shareholders who purchased their shares in a private placement of our common shares. Pursuant to the registration rights agreement, subject to exceptions, such shareholders may request that we effect an offering under the Securities Act of all or a portion of their shares, subject to certain minimum offering size requirements. Upon receipt of any such request, we generally will be required to use our best efforts to effect such an offering. We are not required to effect any offering requested by such shareholders if we have effected four or more offerings for such shareholders or their permitted transferees, or if we have effected any offering within six months prior to such request. We may also preempt a request to effect an offering if we deliver a notice that we intend to do a primary offering of our common shares, in which case the shareholders may request to be included in such an offering, subject to certain exceptions. We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of offerings by these shareholders.

        No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common shares prevailing from time to time. The sale of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common shares.

        A more detailed description of our common shares and our shareholders agreement is set forth under the caption "Description of Share Capital" in our registration statement on Form S-1, Registration No. 333-89408, filed with the Commission on May 30, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 10, 2002, which description is hereby incorporated by reference. Any amendment to our registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 8-A on October 7, 2002 with the Commission filed for the purpose of updating such description is also hereby incorporated by reference.

Preference Shares

        From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, the Board of Directors of the Company (the "Board") may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital, or otherwise, as the Board may determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

        Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our Board of Directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.

        A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

  •
  the number and par value of shares to be issued and sold and the distinctive designation thereof;

  •
  the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

  •
  the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of shares, to elect one or more of our directors;

  •
  the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

  •
  the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

  •
  the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

  •
  the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

  •
  the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

  •
  any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

  •
  a discussion of certain U.S. federal income tax considerations.

        Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

        The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend period ending on such dates (each a "Dividend Period", and together the "Dividend Periods"), when and as declared by our Board of Directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the Dividend Period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any Dividend Period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

        Any dividend paid upon the preference shares at a time when any accrued dividends for any prior Dividend Period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest Dividend Period for which dividends are then wholly or partially delinquent, and will be so designated to each shareholder to whom payment is made.

        No dividends will be paid upon any shares of any class or series of preference shares for a current Dividend Period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past Dividend Periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past Dividend Period at any time when less than the total dividends then accumulated and payable for all past Dividend Periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past Dividend Periods bear to the total dividends then accumulated and payable for all past Dividend Periods on all outstanding preference shares.

        The Bermuda Companies Act 1981 (the "Companies Act") limits our ability to pay dividends. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Our subsidiary, Montpelier Re is subject to additional Bermuda insurance laws and regulatory constraints which will affect its ability to pay dividends to us.

        Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

        In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money's worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

        It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

        Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

        Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

        On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the U.S., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

  (1)
  to transfer such shares prior to the date fixed for redemption;

  (2)
  to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

  (3)
  on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

        Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

        In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

        Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their preference shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

        Under Section 42 of the Companies Act, no redemption of preference shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Our memorandum of association provides that a minimum issued share capital of $12,000 must always be maintained.

        Our ability to effect a redemption of our preference shares may be subject to the performance of our reinsurance company subsidiary, Montpelier Re. Distributions payable to us from Montpelier Re will also be subject to Bermuda insurance laws and regulatory constraints.

Conversion Rights

        Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

        All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

        The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

        Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per common share for a class or series of preference shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

  •
  In case we (1) pay a dividend or make a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivide or split the outstanding common shares into a larger number of shares or (3) combine the outstanding common shares into a smaller number of shares, the basic conversion price per common share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

  •
  In case we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

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  In case we distribute to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per common share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

        For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange—Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

        No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

        No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

        Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

        Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

        Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued shares.

Voting Rights

        Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

        The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.

        The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends or in the event any member of our Board appointed as described above shall vacate office.

        At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our Chairman will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares may designate in writing one of their number to call such a special general meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

        Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

        At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

        During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to our bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such preference share holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

        The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. Pursuant to our bylaws, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such common share. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the preference shares would be required (voting as a separate class, if the amalgamation agreement contains a provision that would constitute a variation of the rights of such preference shares) in addition to shareholder approval pursuant to the Companies Act. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

        On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

        Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until such declared dividends are paid in full, including all accrued and unpaid dividends for all past quarterly Dividend Periods on the preference shares outstanding, or are set apart in trust for payment, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

  (1)
  we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at an special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

  (2)
  we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

  (3)
  we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and liquidation.

Preemptive Rights

        No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Restrictions on Transfer of Common Shares and Warrants to Purchase Common Shares

        Pursuant to our bye-laws, our Board may decline to register certain transfers of shares. However, our Board is required to register any transfer settled on a stock exchange or automated quotation system on which our shares are listed or traded from time to time. Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our shares are listed or traded from time to time, our Board may generally require any shareholder or any person proposing to acquire our shares or warrants to provide the information required under our bye-laws. If any such shareholder or proposed acquiror does not provide such information, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares or warrants to which such request is related. Although these restrictions on transfer will not interfere with the settlement of trades on the New York Stock Exchange, we may decline to register transfers in accordance with our bye-laws and Board resolutions after a settlement has taken place.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of our Company.

Anti-Takeover Effects of Certain Bye-Law Provisions

        Our bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. The Board has the power to appoint such officers as the Board may determine to perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.

        For example, our bye-laws contain the following provisions that could have such an effect:

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  Election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

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  Shareholders have limited ability to remove directors;

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  The total voting power of any shareholder owning more than 9.5% of our common shares will be reduced to 9.5% of the total voting power of our common shares; and

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  Our directors may under certain circumstances decline to record the transfer of any common shares or warrants on our share register if they believe (i) that registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected, or (ii) such transfer is likely to expose the Company to adverse tax consequences or materially adverse legal regulatory treatment in any jurisdiction.

 DESCRIPTION OF THE DEBT SECURITIES

General

        The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement.

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  Our senior debt securities are to be issued under a senior Indenture between us and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, dated July 15, 2003, as supplemented, which is filed as exhibit 4.1 to the registration statement of which this prospectus forms a part.

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  Our subordinated debt securities are to be issued under a subordinated Indenture between us and The Bank of New York Mellon, as Trustee, which is filed as exhibit 4.3 to the registration statement of which this prospectus forms a part.

        The senior Indenture and the subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture", and the Trustees under each of the Indentures are sometimes referred to herein collectively as the "Trustees" and each individually as a "Trustee". The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

        The following summaries of the material terms and provisions of the Indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms in the Indentures and those terms to be made a part of the Indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an Indenture, without specific reference to an Indenture, those articles, sections or defined terms are contained in both Indentures. The senior Indenture and the subordinated Indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. In this summary, "we", "our" or "us" means solely Montpelier Re Holdings Ltd. and its successors under the Indentures and not any of its subsidiaries.

        The Indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The Indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

        Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

        The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities:

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  the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

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  the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

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  the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

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  the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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  the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

  •
  whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

  •
  whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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  whether the series of debt securities will be listed on any national securities exchange;

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  whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

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  if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

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  if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

  •
  whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

  •
  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

  •
  whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

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  whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

  •
  in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

  •
  in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

  •
  any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such series of debt securities;

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  a discussion of certain additional U.S. federal income tax considerations, if we determine one is necessary;

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  whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

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  any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable Indenture in respect of such debt securities.

        We will have the ability under the Indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

        Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the U.S.. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

        Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

        Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

        If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

        We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under "Certain Provisions Applicable to the Senior Debt Securities—Limitation on Liens on Stock of Subsidiaries" and "Certain Provisions Applicable to the Senior Debt Securities—Limitations on Disposition of Stock of Designated Subsidiaries", the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the Indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

        Unless otherwise described in a prospectus supplement relating to any debt securities, we may at our option, redeem any series of debt securities, in whole or in part, at any time at the applicable redemption price with respect to any such debt securities. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Selection and Notice

        Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 days and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders' redemption agreement, which is an agreement among the holders of the debt securities providing for a method to be followed by the Trustee in selecting the debt securities for redemption, the Trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

        Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Consolidation, Amalgamation, Merger and Sale of Assets

        Unless otherwise described in a prospectus supplement, each Indenture provides that we may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

          (a)   in the case where the Company shall consolidate or amalgamate with or merge into another person, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, the person formed by such consolidation or amalgamation or into which the Company is merged or the person, which acquires by conveyance or transfer or which leases the properties and assets of the Company as an entirety or substantially as an entirety, is a corporation or limited liability company organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda or any country (including under the laws of any state, province or other political subdivision thereof) which is, on the date of the Indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental Indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the Indenture and the debt securities issued thereunder; and

          (b)   immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary (as defined below) as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

        In addition, either the Company or the successor person shall deliver to the Bank of New York Mellon certain documents.

Certain Other Covenants

        Except as otherwise permitted under the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" and, for the senior Indenture, the provisions described under "—Limitations on Liens of Stock of Subsidiaries", we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any debt securities.

Events of Default

        Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable Indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1)
  default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of the principal of or any premium on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  (3)
  default in the performance, or breach, of any covenant or warranty of ours contained in the Indenture (other than the defaults specified in clause (1) or (2) above), and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the Indenture;

  (4)
  default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, Indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than

    $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the Indenture;

  (5)
  we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  (6)
  certain events relating to our bankruptcy, insolvency or reorganization;

  (7)
  our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us.

        If an event of default with respect to a series of debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series, by written notice as provided in the Indenture, may declare the principal amount of all outstanding debt securities of such series to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the Trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration.

        Each Indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities, the Trustee will transmit, in the manner set forth in the Indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, the debt securities of such series, the Trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

        If an event of default occurs, has not been waived and is continuing with respect to a series of debt securities, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series.

        Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

        We and the Trustee may modify or amend each Indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such series affected thereby:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities;

  •
  reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities;

  •
  change our obligation to pay additional amounts with respect to the series of debt securities;

  •
  change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities of such series at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

  •
  reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the Indenture;

  •
  modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

  •
  modify any of the above provisions.

        We and the Trustee may modify or amend each Indenture and the series of debt securities without the consent of any holder in order to, among other things:

  •
  provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

  •
  add to our covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the Indenture;

  •
  provide for a successor Trustee with respect to the series of debt securities;

  •
  cure any ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture which will not adversely affect the interests of the holders of the series of debt securities;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the Indenture;

  •
  add any additional events of default with respect to the series of debt securities;

  •
  provide for conversion or exchange rights of the holders of the series of debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of the series of debt securities.

        The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the Indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security.

        Under each Indenture, we are required to furnish the Trustee annually a statement as to performance by us of certain of our obligations under the Indenture and as to any default in such performance. We are also required to deliver to the Trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in "—Events of Default" described above.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of a series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities of such series with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities of such series have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

        Each Indenture provides that, unless either one or both of the elections described subsequently are made inapplicable to a series of debt securities, we may elect either (1) to defease and be discharged from any and all obligations with respect to a series of debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities of such series and other obligations to register the transfer or exchange of the debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series, to maintain an office or agency with respect to the debt securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations with respect to a series of debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such series of debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on such series of debt securities on the scheduled due dates or any prior redemption date.

        Such a trust may only be established if, among other things:

  (1)
  the applicable legal defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the Indenture, to which we are a party or by which we are bound;

  (2)
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the series of debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to legal defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

  (3)
  with respect to registered securities and any bearer securities for which the place of payment is within the U.S., we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service (the "IRS") received by us, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the Indenture; and

  (4)
  with respect to legal defeasance, we have delivered to the Trustee an officers' certificate as to solvency and the absence of intent of preferring holders over our other creditors.

        "Government Obligations" means debt securities which are (1) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S. the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

        In the event we effect covenant defeasance with respect to the debt securities of a series and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

        Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the Indenture to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

  (1)
  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

  (2)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (3)
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

  (4)
  any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

  (5)
  any combination of items (1), (2), (3) and (4).

        In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

        Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the Trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

        The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

        Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the Trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        The Indentures provide that if:

  (1)
  the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable Indenture and a successor depositary is not appointed by us within 90 days of written notice;

  (2)
  we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the Trustee a company order to such effect; or

  (3)
  an Event of Default with respect to a series of the debt securities has occurred and is continuing,

        global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

        Such definitive debt securities will be registered in such name or names as the depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

        Each Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

        Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon is to be the Trustee and paying agent under each Indenture and is one of a number of banks with which Montpelier Re Holdings Ltd. and its subsidiaries maintain banking relationships in the ordinary course of business.

 CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES

Limitations on Liens on Stock of Subsidiaries

        Under the Indenture, we will covenant that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock (as defined below) of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

        For purposes of the Indenture, "capital stock" of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

        The term "Designated Subsidiary" means any present or future consolidated subsidiary of ours, the consolidated book value (otherwise known as shareholder's equity) of which constitutes at least 10% of our total consolidated book value. As of June 11, 2009, our only Designated Subsidiary was Montpelier Re.

        The term "Indebtedness" means, with respect to any person:

  (1)
  the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

  (2)
  all capitalized lease obligations of such person;

  (3)
  all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

  (5)
  all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

  (7)
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

        The Indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such Indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary that is not prohibited by this covenant may only be made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) none of the foregoing will prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

        Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES

Subordination of the Subordinated Debt Securities

        The subordinated debt securities will, to the extent set forth in the subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

  (1)
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

  (2)
  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

  (3)
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities will be entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

        By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

        No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated Indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated Indenture.

        The term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

  (1)
  the subordinated debt securities;

  (2)
  Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

  (3)
  Indebtedness of ours owed to an affiliate of ours;

  (4)
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

  (5)
  trade accounts payable; and

  (6)
  any liability for income, franchise, real estate or other taxes owed or owing.

        Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        The subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

 DESCRIPTION OF THE WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES

        The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

        The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

  •
  the offering price, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

  •
  if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

  •
  the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

  •
  a discussion of certain U.S. federal income tax considerations;

  •
  the call provisions, if any;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the share warrants; and

  •
  any other terms of the share warrants.

        The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

        Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrant holder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority ("FINRA") or by a member of a national securities exchange), indicating the warrant holder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the U.S., unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrant holder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrant holder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

        The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a share dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

        Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

 DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

        The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

  •
  the offering price, if any;

  •
  the aggregate number of debt warrants;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  •
  a discussion of certain U.S. federal income tax considerations;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable Indenture except as otherwise provided in the applicable Indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

 MATERIAL TAX CONSIDERATIONS

        The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under "Taxation of Montpelier Re Holdings Ltd., and its subsidiaries—Bermuda Taxation" and "Taxation of Common Shareholders and Holders of Debt Securities—Bermuda Taxation" is based upon the advice of Appleby, special Bermuda legal counsel, (ii) under "Taxation of Montpelier Re Holdings Ltd., and its subsidiaries—U.S. Taxation" and "Taxation of Common Shareholders and Holders of Debt Securities—U.S. Taxation" is based upon the advice of Cravath, Swaine & Moore LLP, our special U.S. tax counsel, and (iii) under "Taxation of Montpelier Re Holdings Ltd., and its subsidiaries—U.K. Taxation" is based upon the advice of Dewey & LeBoeuf, our tax advisors in the U.K. The advice of such firms does not include any accounting matters, factual determinations, or statements as to the company's beliefs or conclusions or intentions. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares and holders of debt securities. The tax treatment of a holder of common shares or debt securities, or of a person treated as a holder of common shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING COMMON SHARES OR DEBT SECURITIES. THIS DISCUSSION ADDRESSES THE TAX CONSEQUENCES OF AN INVESTMENT IN COMMON STOCK AND DEBT SECURITIES, BUT DOES NOT ADDRESS TAX CONSIDERATIONS RELEVANT TO AN INVESTMENT IN OTHER OFFERED SECURITIES. THIS DISCUSSION IS FURTHER SUBJECT TO ANY ADDITIONAL DISCUSSION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT FOR ANY ADDITIONAL DISCUSSION REGARDING U.S. FEDERAL INCOME TAXATION.

Taxation of Montpelier Re Holdings Ltd., and its subsidiaries

Bermuda Taxation

        Under current Bermuda law, there is no income tax or capital gains tax payable by us or Montpelier Re. Montpelier Re Holdings Ltd., and Montpelier Re have each obtained from the Minister of Finance of Bermuda under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to Montpelier Re Holdings Ltd., to Montpelier Re or to any of their operations or their shares, debentures or other obligations, until March 28, 2016, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda (Montpelier Re Holdings Ltd., and Montpelier Re are not so currently affected) and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967, or otherwise payable in relation to land in Bermuda leased to Montpelier Re Holdings Ltd., or Montpelier Re. To date, the Ministry of Finance of Bermuda has given no indication that it: (i) would not extend the term of the assurance beyond March 28, 2016; or (ii) would allow the term of the assurance to expire; or (iii) would change the tax treatment afforded to Bermuda exempted companies either before or after 2016. Montpelier Re Holdings Ltd., and Montpelier Re each pay annual Bermuda government fees, and Montpelier Re pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

U.K. Taxation

Residence and Permanent Establishment

        Except for Montpelier Holdings Limited, Montpelier Marketing Services Limited, Montpelier Capital Limited, Montpelier Underwriting Agencies Limited, Montpelier Underwriting Services Limited, and Paladin Underwriting Agency Limited (collectively, the "Montpelier U.K. Subsidiaries"), no subsidiary of Montpelier (all subsidiaries together, the "Group") is incorporated in the U.K. Accordingly, no member of the Group, other than the Montpelier U.K. Subsidiaries, should be treated as being resident in the U.K. unless that member's central management and control is exercised in the U.K. The concept of central management and control is indicative of the highest level of control of a company, which is a question of fact. Each member of the Group, other than the Montpelier U.K. Subsidiaries, intends to manage its affairs so that it is not resident in the U.K. for U.K. tax purposes.

        A company not resident in the U.K. for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the U.K., but the charge to U.K. corporation tax is limited to profits attributable to such permanent establishment.

        Each member of the Group, other than the Montpelier U.K. Subsidiaries, intends to operate in such a manner so that it does not carry on a trade in the U.K. through a permanent establishment. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the U.K. through a permanent establishment, the U.K. taxation authorities might contend successfully that any member of the Group, other than the Montpelier U.K. Subsidiaries, is trading in the U.K. through a permanent establishment in the U.K.

        If any of the Montpelier U.S. subsidiaries qualifying for benefits under the double tax treaty between the U.K. and the U.S. were trading in the U.K. through a permanent establishment, they would only be subject to U.K. corporation tax if the permanent establishment constituted a permanent establishment for the purposes of that treaty and then only to the extent that any profits were attributable to that permanent establishment in the U.K..

        The U.K. has no double tax treaty with Bermuda.

        There are circumstances in which companies that are neither resident in the U.K. nor entitled to the protection afforded by a double tax treaty between the U.K. and the jurisdiction in which they are resident may be exposed to income tax in the U.K. (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment, but each member of the Group intends to operate in such a manner that none of them will fall within the charge to income tax in the U.K. (other than by deduction or withholding) in this respect.

UK Corporation Tax

        The Montpelier U.K. Subsidiaries are subject to U.K. taxation on their profits computed in accordance with U.K. tax law. Any U.S. or other foreign tax paid on the same profits will, subject to normal restrictions on foreign tax credits in the U.K., be credited against U.K. taxes payable in respect of those profits.

        Any change in U.K. law or in the practice of the U.K. tax authorities or the way that foreign tax credits are allocated may affect the Montpelier U.K. Subsidiaries' tax charge.

U.S. Taxation

        Montpelier Re Holdings Ltd. and Montpelier Re currently intend to conduct substantially all of their operations in Bermuda or elsewhere outside the U.S. and to limit their U.S. contacts so that they will not be engaged in a trade or business in the U.S.. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the U.S. for U.S. federal income tax purposes, there can be no assurance that the IRS will not contend, perhaps successfully, that Montpelier Re Holdings Ltd. or Montpelier Re is engaged in a trade or business in the U.S.. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at a current maximum rate of 35%, as well as the branch profits tax at a current rate of 30%, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under a tax treaty, as discussed below.

        If Montpelier Re is entitled to the benefits of the income tax treaty between Bermuda and the U.S. (the "Treaty") relating to certain insurance income, Montpelier Re will not be subject to U.S. income tax on any of such insurance income found to be effectively connected with a U.S. trade or business except to the extent that such trade or business is conducted through a permanent establishment in the U.S.. No regulations interpreting the Treaty have been issued. Montpelier Re currently intends not to have a permanent establishment in the U.S., although there can be no assurance that Montpelier Re will achieve this result.

        Montpelier Re will be entitled to the benefits of the Treaty if (i) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of Bermuda residents or U.S. citizens or residents and (ii) its income is not used in substantial part to make distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. There can be no assurance that Montpelier Re will be eligible for Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of its beneficial shareholders.

        The Internal Revenue Code (the "Code") treats foreign insurance companies carrying on an insurance business within the U.S. as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Montpelier Re is considered to be engaged in the conduct of an insurance business in the U.S. and is not entitled to the benefits of the Treaty in general (e.g. because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of its investment income to U.S. income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If Montpelier Re is considered engaged in the conduct of an insurance business in the U.S. and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of Montpelier Re's investment income could be subject to U.S. income tax.

        Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. income tax imposed by withholding, generally at a 30% rate, on the gross amount of certain "fixed or determinable annual or periodical gains, profits and income" derived from sources within the U.S. (such as dividends and certain interest on debt investments).

        The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S.. The rates of tax applicable to premiums paid to Montpelier Re are 4% for casualty insurance premiums and 1% for reinsurance premiums.

        Montpelier Capital Ltd is subject to a closing agreement between Lloyd's and the IRS. Pursuant to this closing agreement, Montpelier Capital Ltd will be subject to U.S. net income taxation with respect to a portion of its income.

Taxation of Common Shareholders and Holders of Debt Securities

Bermuda Taxation

Taxation of Shareholders

        Currently, there is no Bermuda withholding tax on dividends paid by Montpelier Re Holdings Ltd.

Taxation of Holders of Debt Securities

        Currently, there is no Bermuda withholding tax on interest paid by Montpelier Re Holdings Ltd.

U.S. Taxation

        The following is a discussion of the material U.S. federal income tax consequences of purchasing, owning and disposing of common shares and debt securities, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire such shares or debt securities. The discussion applies only if you purchase common shares or debt securities for cash at the stated offering price and you hold common shares or debt securities as capital assets for tax purposes. It does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers and traders in securities or foreign currencies;

  •
  persons holding common shares as part of a hedge, straddle, conversion transaction or other integrated transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  persons liable for the alternative minimum tax;

  •
  tax-exempt organizations; or

  •
  except as explicitly stated below, persons that own or are deemed to own ten percent or more of our or Montpelier Re's voting shares.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of common shares and debt securities in your particular circumstances.

        The discussion below applies to you only if you are a U.S. Holder. A "U.S. Holder" is a beneficial owner of common shares or debt securities that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the U.S.;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        If a partnership holds common shares or debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares or debt securities, you should consult your tax advisor.

Taxation of Shareholders

        Taxation of Dividends.    Subject to the discussions below relating to the potential application of the controlled foreign corporation ("CFC"), related person insurance income ("RPII") and passive foreign investment company ("PFIC") rules, cash distributions, if any, made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as computed under U.S. tax principles). If our common shares are listed on the NYSE and we are not a PFIC (as discussed below), dividends received by noncorporate U.S. Holders on common shares should constitute qualified dividend income that is subject to U.S. federal income tax at a maximum rate of 15%, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. Under current law, the maximum 15% tax rate on qualified dividend income will cease to apply for taxable years beginning after December 31, 2010. However, if our common shares are not listed on the NYSE or we are a PFIC, dividends on the common shares will be taxed at the rates applicable to ordinary income. Any dividend on our common shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. To the extent the distributions exceed our earnings and profits, they will be treated first as a return of the shareholder's basis in the common shares to the extent thereof, and then as gain from the sale of a capital asset, subject to the discussions below regarding the potential application of the CFC, RPII and PFIC rules.

        Legislation has been introduced in the U.S. Senate that would deny the preferential rate of U.S. federal income tax currently imposed on qualified dividend income with respect to dividends received from a non-U.S. corporation, unless the non-U.S. corporation either is eligible for benefits of a comprehensive income tax treaty with the U.S. or is created or organized under the laws of a foreign country that has a comprehensive income tax system. Because Bermuda has not entered into a comprehensive income tax treaty with the U.S. and imposes only limited taxes on corporations organized under its laws, it is unlikely that we could satisfy either of these requirements. If this legislation is enacted, dividends paid on our shares after the date of enactment would not qualify for the reduced rate, even if our shares are considered to be readily tradable on an established securities market in the U.S.. As of the date hereof, it is not possible to predict with any certainty whether the proposed legislation will be enacted.

        Controlled Foreign Corporations.    A foreign corporation is considered a CFC if, on any day of the foreign corporation's taxable year, 10% U.S. Shareholders (as defined below) own (directly, indirectly through foreign entities or by attribution by application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account certain insurance income, the term CFC also generally includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of voting stock or more than 25% of the total value of all the stock is owned by 10% U.S. Shareholders. A "10% U.S. Shareholder" is a U.S. person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. Because of the provisions in our organizational documents that limit voting power and other factors, we do not believe that any U.S. person who acquires shares of Montpelier Re Holdings Ltd. in an offering pursuant to this prospectus should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of voting stock of Montpelier Re

Holdings Ltd. or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

        Each 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. "Subpart F income" of a foreign insurance corporation typically includes, among other items, passive income such as interest and dividends as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation.

        The RPII Provisions.    A different definition of CFC is applicable in the case of a foreign corporation which earns RPII. RPII is any "insurance income" (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII Holder" (as defined below) or a "related person" to such a holder. For purposes of inclusion of the RPII of Montpelier Re in the income of U.S. Holders, the term "RPII Holder" includes any U.S. person who owns directly or indirectly any amount of our shares, and we will be treated as a controlled foreign corporation for RPII purposes (a "RPII CFC") if, on any day of our taxable year, such persons are treated as owning 25% or more of our shares by vote or value. In general, U.S. Holders will be treated as RPII Holders. Generally, the term "related person" for purposes of the RPII rules means a person who controls or is controlled by the RPII Holder or who is controlled by the same person or persons that control the RPII Holder. Control is measured by either more than 50% in value or more than 50% in voting power of stock, applying certain constructive ownership principles.

        RPII Exceptions.    The special RPII rules will not apply to Montpelier Re if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly) less than 20% of the voting power and less than 20% of the value of the shares of Montpelier Re or (ii) RPII, determined on a gross basis, is less than 20% of Montpelier Re's gross insurance income for the taxable year. While there can be no assurance, we believe that Montpelier Re's gross RPII as a percentage of gross insurance income will be below the 20% threshold for the foreseeable future.

        Computation of RPII.    For any year in which Montpelier Re's gross RPII is 20% or more of its gross insurance income for the year and no other exception to application of the RPII rules applies, we may also seek information from our shareholders as to whether direct or indirect owners of shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons; to the extent we are unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all known RPII Holders.

        If, as believed, Montpelier Re's RPII is less than 20% of its gross insurance income, U.S. Holders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a U.S. Holder, if any, will be based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

        Apportionment of RPII to U.S. Holders.    Every U.S. Holder who owns (directly or indirectly) common shares on the last day of any taxable year of Montpelier Re in which (i) Montpelier Re was a RPII CFC for an uninterrupted period of 30 days or more, (ii) Montpelier Re's gross insurance income constituting RPII for that year equals or exceeds 20% of its gross insurance income and (iii) Montpelier Re's direct and indirect insureds and persons related to such insureds are treated as owning (directly or indirectly) 20% or more of the voting power or value of our shares, should expect that for such year the U.S. Holder will be required to include in gross income its share of Montpelier

Re's RPII for the portion of the taxable year during which we were a RPII CFC, whether or not distributed, even though it may not have owned the shares throughout such period. A U.S. Holder who owns (directly or indirectly) common shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of our RPII. The U.S. Holder's share of the RPII for the portion of the taxable year during which Montpelier Re was a RPII CFC will be determined as if all such RPII were distributed proportionately only to such RPII Holders at that date, but limited by each such RPII Holder's share of our current-year earnings and profits as reduced by the RPII Holder's share, if any, of certain prior-year deficits in earnings and profits.

        Basis Adjustments.    A U.S. Holder's tax basis in its common shares will be increased by the amount of any RPII that the holder includes in income. The holder may exclude from income the amount of any distributions by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The U.S. Holder's tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income.

        Sale, Exchange or Other Disposition of Common Shares.    Subject to the discussions below relating to the potential application of the CFC, RPII and PFIC rules, U.S. Holders of common shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of common shares. Capital gains of individuals in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

        Section 1248 of the Code generally provides that if a U.S. person sells or exchanges stock in a foreign corporation and such person is a 10% U.S. Shareholder at any time during the 5-year period ending on the date of the sale or exchange when such foreign corporation was a CFC, any gain from such sale or exchange may be treated as dividend income to the extent of the CFC's earnings and profits attributable to such shares during the period that the shareholder held the shares (with certain adjustments). A 10% U.S. Shareholder will be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs.

        Section 953(c)(7) of the Code provides that Section 1248 dividend treatment also applies to the sale or exchange of shares by U.S. shareholders in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be treated as an insurance company if it were a U.S. corporation, regardless of whether the U.S. shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception, to the extent of the RPII Holder's share of the corporation's earnings and profits during the period that the RPII Holder held the shares (with certain adjustments) and while such entity was a RPII CFC. A RPII Holder may in certain circumstances be required to report a disposition of shares of a RPII CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Existing U.S. Treasury Department regulations in proposed form do not address whether these rules would apply when the foreign corporation (such as Montpelier Re Holdings Ltd.) is not a RPII CFC but the foreign corporation has a subsidiary (such as Montpelier Re) that is a RPII CFC or that would be taxed as an insurance company if it were a domestic corporation.

        We intend to take the position that these rules will not apply to dispositions of common shares because Montpelier Re Holdings Ltd. will not be directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of common shares.

        Uncertainty as to Application of the RPII Rules.    The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII provisions by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified, and the meaning of the RPII provisions and the application thereof to us and to Montpelier Re is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. Holder who is considering an investment in common shares should consult its tax advisor as to the effects of these uncertainties.

        Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S Shareholder or a RPII Holder also must file IRS Form 5471 in the circumstances described above.

        Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For purposes of the PFIC test, passive income generally includes interest, dividends, annuities and other investment income.

        Based on the nature and composition of our income, assets and business, we believe that Montpelier Re Holdings Ltd. is not a PFIC for U.S. federal income tax purposes. The PFIC provisions contain a look-through rule under which a foreign corporation is treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the value of the stock. Accordingly, for purposes of determining whether Montpelier Re Holdings Ltd. is a PFIC, Montpelier Re Holdings Ltd. will be treated as if it received the income of and held the assets of Montpelier Re. The PFIC statutory provisions contain special rules for corporations engaged in the "active conduct of an insurance business"; however, there are no regulations interpreting the application of the PFIC rules to an insurance company and there is no explicit guidance on the application of these provisions to our situation. Regulations interpreting these rules may be forthcoming and could have a negative impact on a U.S. Holder who holds common shares. Because of the uncertainty in the proper application of these rules and because PFIC status depends upon the composition of a company's income and assets and the market value of its assets (including, among others, less than 25 percent-owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

        If we were to be treated as a PFIC for any taxable year, gain recognized by a U.S. Holder on a disposition of our common stock would be allocated ratably over the U.S. Holder's holding period for the common shares. The amounts allocated to the taxable year of the disposition and to any year before we became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect during such year for individuals or corporations, as appropriate, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of our common shares in excess of 125 percent of the average of the annual distributions on our common shares received by the U.S. Holder during the preceding three years or the U.S. Holder's holding period, whichever is shorter, would be subject to taxation as described above. In addition, if we and Montpelier Re were treated as PFICs, U.S. Holders of our common shares could, under proposed Treasury Department regulations, be subject to taxation as described above upon our sale of Montpelier Re stock or our receipt of a distribution paid from Montpelier Re. Certain elections may be available (including a mark to market election) to U.S. persons that may mitigate the adverse consequences resulting from PFIC status. Each U.S. Holder who is considering an investment in common shares should consult its tax advisor as to the effects of these rules.

        Foreign Tax Credit.    In the event that U.S. persons own at least 50% of our shares, only a portion of the dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitation. It is likely that substantially all of any RPII and dividends that are foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Taxation of Holders of Debt Securities

        Payments of Interest.    Interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes provided that the interest is qualified stated interest (as defined below).

        In the event that U.S. persons own at least 50% of our shares, only a portion of the interest income earned by a U.S. Holder with respect to a debt security will be treated as foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the U.S. Holder's foreign tax credit limitation. It is likely that substantially all of any interest income that is foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

        Special rules governing the treatment of interest paid with respect to original issue discount debt securities, including certain floating rate debt securities, are described under "Original Issue Discount" below.

        Original Issue Discount.    A debt security that is issued at an issue price less than its "stated redemption price at maturity" will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an "original issue discount debt security") unless the debt security satisfies a de minimis threshold (as described below) or is a short-term debt security (as defined below). The "stated redemption price at maturity" of a debt security will equal the sum of all payments required under the debt security other than payments of "qualified stated interest". "Qualified stated interest" is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices.

        Floating rate debt securities providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, an objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate will have qualified stated interest if interest is unconditionally payable at least annually during the term of the debt security at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules. If a floating rate debt security provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If the floating rate of a debt security does not meet these requirements, then the debt security will be treated as a contingent payment debt instrument, as described below.

        If the difference between a debt security's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount.

        A U.S. Holder of original issue discount debt securities will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

        U.S. Holders of original issue discount debt securities that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        A U.S. Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, original issue discount, de minimis original issue discount and certain other items) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

        A debt security that matures one year or less from its date of issuance (a "short-term debt security") will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount until the accrued discount is included in income.

        Under applicable U.S. Treasury Department regulations, if the Company has an unconditional option to redeem a debt security prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the stated redemption price at maturity, the yield on the debt security would be lower than its yield to stated maturity. If this option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security's adjusted issue price on that date.

        Contingent Payment Debt Instruments.    Special rules govern the tax treatment of debt obligations that are treated under applicable U.S. Treasury Department regulations as providing for contingent payments ("contingent payment debt instruments"). The proper U.S. federal income tax treatment of debt securities that are treated as contingent payment debt instruments will be more fully described in the applicable Prospectus Supplement.

        Foreign Currency Instruments.    The rules applicable to debt securities that are denominated in a currency or currency unit other than the U.S. dollar ("foreign currency instruments") could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency instrument to be recharacterized as ordinary income or loss. The rules applicable to foreign currency instruments are complex and their application may depend on the holder's particular U.S. federal income tax situation. The proper U.S. federal income tax treatment of foreign currency instruments will be more fully described in the applicable Prospectus Supplement.

        Sale, Exchange or Retirement of Debt Securities.    Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder's adjusted tax basis in the debt security. Gain or loss, if any, will generally be U.S. source income for purposes of computing a U.S. Holder's foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

        Except as described below, gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year. Exceptions to this general rule apply in the case of a short-term debt security to the extent of any accrued discount not previously included in the Holder's taxable income. See "Original Issue Discount" above.

Information Reporting and Backup Withholding

        Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII Holder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC.

        Information returns may be filed with the IRS in connection with payments on the common shares and debt securities and the proceeds from a sale or other disposition of the common shares and debt securities. A U.S. Holder may be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

European Union Savings Tax Directive

        On June 3, 2003 the European Union ("EU") Council of Economic and Finance Ministers adopted a new directive, EC Council Directive 2003/48/EC, regarding the taxation of savings income. Under the directive each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments. The transitional period is to terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

 SELLING SHAREHOLDERS

        We are registering for resale an indeterminate number of our common shares held by certain of our shareholders to be named in a prospectus supplement.

        The prospectus supplement for any offering of our common shares by the selling shareholders hereunder will include, among other things, the following information:

  •
  the name of the each selling shareholder;

  •
  the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

  •
  the number of common shares held by each selling shareholder prior to the offering;

  •
  the number of common shares to be offered for each selling shareholder's account; and

  •
  the number, and, if applicable, the percentage of common shares held by each of the selling shareholders before and after the offering.

 PLAN OF DISTRIBUTION

Distributions by Montpelier Re Holdings Ltd.

        We and, if applicable, certain of our selling shareholders may sell offered securities in any one or more of the following ways from time to time:

  (1)
  through agents;

  (2)
  to or through underwriters;

  (3)
  through dealers; or

  (4)
  directly to purchasers.

        The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold by means of an underwritten offering, we and, if applicable, certain of our selling shareholders, will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

        Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and, if applicable, certain of our selling shareholders, will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

        Offers to purchase offered securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements to indemnification against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

        If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

        Each series of offered securities will be a new issue and, other than the common shares which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

 WHERE YOU CAN FIND MORE INFORMATION

General

        We have filed with the SEC, a registration statement on Form S-3 under the Securities Act with respect to the common shares, preference shares, debt securities and warrants offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's web site or at our web site, the address of which is http://www.montpelierre.bm. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

  (1)
  Our Current Reports on Form 8-K filed on February 18, 2009, March 3, 2009, March 25, 2009, April 28, 2009, and May 7, 2009 (in each case, to the extent the information therein has been filed and not furnished);

  (2)
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

  (3)
  Our Annual Report on Form 10-K for the year ended December 31, 2008; and

  (4)
  The information set forth under the caption "Description of Share Capital" in our registration statement on Form S-1, Registration No. 333-89408, as thereafter amended and supplemented, including in the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on October 10, 2002.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address: Montpelier Re Holdings Ltd., Montpelier House, 94 Pitt's Bay Road, Hamilton, HM 08, Bermuda, (441) 296-5550.

VALIDITY OF SECURITIES

        Certain matters as to U.S. law with respect to the validity of certain of the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP. Certain matters as to Bermuda law with respect to the validity of certain of the offered securities will be passed upon for us by Appleby, special Bermuda counsel to the Company. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. FEDERAL SECURITIES LAWS AND OTHER MATTERS

        We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the U.S., and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the U.S.. Therefore, it may be difficult for investors to effect service of process within the U.S. upon our non-U.S. directors and officers or to recover against our Company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of the securities made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

        We have been advised by Appleby, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the U.S. predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Appleby that there is no treaty in effect between the U.S. and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy.

        Prior to an offering, we will deliver a copy of this prospectus, together with any accompanying prospectus supplement, to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.